UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Unit Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIT CORPORATION

NOTICE OF THE ANNUAL MEETING OF OUR STOCKHOLDERS

AND

PROXY STATEMENT

Meeting Date	Wednesday, May 3, 2006

Meeting Time	11:00 a.m., Central Time

Meeting Place	Tulsa Room - Ninth Floor
Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma 74172

Dear Stockholder:

On behalf of the board of directors and management, I would like to invite you to attend our Annual Meeting of Stockholders to be held on Wednesday, May 3, 2006 at 11:00 a.m., Central Time. This year’s meeting will be held in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma.

By attending the meeting you will have an opportunity to hear a report on our operations and to meet our directors and officers.

Information about the meeting, including the various matters on which you as a stockholder will act, may be found in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented. Please vote your shares using one of the methods available to you.

If you have any further questions concerning the annual meeting or any of the proposals, please contact our investor relations department at (918) 493-7700. For questions regarding your stock ownership, you may contact our transfer agent, Mellon Investor Services LLC at:

(800) 710-0929

TDD for Hearing Impaired: (800) 231-5469

Foreign Shareholders: (201) 680-6579

TDD Foreign Shareholders: (201) 680-6610

Web Site Address: www.melloninvestor.com/isd

I look forward to your participation and thank you for your continued support.

Dated this 30 day of March, 2006.

Sincerely,

John G. Nikkel
Chairman of the Board

7130 S. Lewis, Suite 1000, Tulsa, OK 74136 • PO Box 702500, Tulsa, OK 74170

Phone: (918) 493-7700 ** Fax: (918) 493-7711 or (918) 493-7714

UNIT CORPORATION

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	11:00 a.m., Central Time, on Wednesday, May 3, 2006

Place	Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma

Items of Business	• elect three directors for a three-year term expiring in 2009 (Item No. 1 on the Proxy);

• ratify the selection of PricewaterhouseCoopers LLP, Tulsa, Oklahoma, as our independent registered public accounting firm for our fiscal year 2006 (Item No. 2 on the Proxy);

• approve an amendment to the company’s amended and restated certificate of incorporation to increase the shares of the company’s authorized common stock (Item No. 3 on the Proxy);

• approve an amendment of the company’s amended and restated certificate of incorporation to increase the shares of the company’s authorized preferred stock (Item No. 4 on the Proxy);

• approve the adoption of the Unit Corporation Stock and Incentive Compensation Plan (Item No. 5 on the Proxy); and

• transact any other business that may properly come before the meeting or any adjournment(s) of the meeting.

Record Date	March 6, 2006

Voting Options

Most stockholders have four options for submitting their vote:

•      via the Internet at http://www.proxyvoting.com/unt,

•      by phone (please see your proxy card for instructions),

•      by mail, using the paper proxy, and

•      in person at the meeting.

Date of this Notice	March 30, 2006

By Order of the Board of Directors,

Mark E. Schell
Senior Vice President,
Secretary and General Counsel

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 3, 2006

This Proxy Statement and the accompanying proxy card are being mailed to our stockholders in connection with the solicitation of proxies by the board of directors for the 2006 Annual Meeting of Stockholders. Mailing of this Proxy Statement will commence on or about March 30, 2006.

(i)

(ii)

2006 Stockholder Proposals or Nominations	48

Communication with Us	49

Form 10-K Annual Report to the SEC	49

Appendixes:

A – Copy of the Unit Corporation Stock and Incentive Compensation Plan

(iii)

QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:	The board of directors (the “Board”) of Unit Corporation, a Delaware corporation, is providing these proxy materials to you in connection with the company’s annual meeting of stockholders, which will take place on May 3, 2006. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	Who can vote?

A:	You can vote if you were a stockholder at the close of business on the record date, March 6, 2006. On that date, there were 46,256,646 shares outstanding and entitled to vote at the annual meeting.

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and certain executive officers and certain other required information.

Q:	How may I obtain the company’s 10-K?

A:	A copy of our 2005 Form 10-K can be obtained at no charge from:

Unit Corporation

Attn: Investor Relations

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

(918) 493-7700

http://www.unitcorp.com

The company will also furnish any exhibit to the 2005 Form 10-K if specifically requested.

Q:	Who can attend the meeting?

A:	All stockholders can attend.

Q:	What am I voting on?

A:	You are voting on:

•	The election of three nominees as directors for terms that expire in 2009. The Board’s nominees are John G. Nikkel, Gary R. Christopher and Robert J. Sullivan, Jr.

•	The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2006.

•	The approval of an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock from 75,000,000 to 175,000,000 shares.

•	The approval of an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of preferred stock from 5,000,000 to 10,000,000 shares.

•	The approval of our Stock and Incentive Compensation Plan.

Q:	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

A:	Proposal	Vote Requirement	Discretionary Voting Allowed
	Election of Directors	Plurality	Yes

	Ratification of Independent Accountants	Majority	Yes

	Amendment to Certificate of Incorporation to increase Common Stock shares	Majority of Outstanding Shares	Yes

	Amendment to Certificate of Incorporation to increase Preferred Stock shares	Majority of Outstanding Shares	No

Proposal	Discretionary Vote Requirement	Voting Allowed
Approve the Stock and Incentive Compensation Plan	Majority	No

Q:	How do I cast my vote?

A:	If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can vote by mail, telephone or the Internet. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

The enclosed proxy contains instructions for mail voting or for voting by way of telephone or the Internet. The proxies identified on the back of the proxy will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the proxies will vote those shares as recommended by the Board.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends you vote “for” each of the proposals.

Q:	Can I revoke my proxy?

A:	Yes. You can revoke your proxy by:

•	Submitting a new proxy;

•	Giving written notice before the meeting to our Corporate Secretary stating that you are revoking your proxy; or

•	Attending the meeting and voting your shares in person.

Q:	Who will count the vote?

A:	Mellon Investor Services LLC, our transfer agent, will count the vote. A representative of Mellon Investor Services LLC will also act as the inspector of election.

Q:	What is a “quorum”?

A:	A quorum is the number of shares that must be present to hold the annual meeting. The quorum requirement for the annual meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. If you submit a valid proxy or attend the annual meeting, your shares will be counted to determine whether there is a quorum.

Abstentions and broker non-votes count toward the quorum. “Broker non-votes” occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by 15 days before the meeting and do not have discretionary voting authority to vote those shares.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most company stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with the company’s transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the company. As the stockholder of record, you have the right to grant your voting proxy directly to the company or to vote in person at the meeting. The company has enclosed or sent a proxy card for you to use.

Beneficial Owner: If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	Will broker non-votes or abstentions affect the voting results?

A:	In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained, except the two proposals dealing with increasing the outstanding number of shares of our common stock and the number of shares of our preferred stock. With regard to these two proposals, broker non-votes will have the effect of a vote against the proposals. Abstentions have the same effect as votes against the matter.

Q:	What shares are included on my proxy?

A:	Your proxy represents all shares registered to your account in the same social security number and address.

Q:	What does it mean if I get more than one proxy?

A:	Your shares are probably registered in more than one account. You should vote each proxy you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.

Q:	How many votes can I cast?

A:	On each matter, including each director position, you are entitled to one vote per share.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted on at the annual meeting. If you grant a proxy, the persons named as proxyholders, Larry D. Pinkston and Mark E. Schell, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board on the recommendation of the Nominating & Governance Committee.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the company’s proxy statement for next year’s annual meeting, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 30, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the company’s proxy statement is instead a reasonable time before the company begins to print and mail its proxy materials. Such proposals also will need to comply with Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

Fax: (918) 493-7711

For a stockholder proposal that is not intended to be included in the company’s proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of the company common stock to approve that proposal, provide the information required by the bylaws of the company and give timely notice to the Corporate Secretary of the company in accordance with the bylaws of the company, which, in general, require that the notice be received by the Corporate Secretary of the company:

•	Not earlier than the close of business on January 3, 2007, and

•	Not later than the close of business on February 2, 2007.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of the company’s annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in the company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days before the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting; and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating & Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary of the company at the address of our principal executive offices set forth above. In addition, the bylaws of the company permit a stockholder to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of the company common stock to elect such nominee and provide the information required by the bylaws of the company, including a statement by the stockholder identifying (i) the name and address of such stockholder, as they appear on the company’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the company which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the company’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. In addition, the stockholder must give timely notice to the Corporate Secretary of the company in accordance with the bylaws of the company, which, in general, require that the notice be received by the Corporate Secretary of the company within the January 3, 2007 through February 2, 2007 time period described above.

Copy of Bylaw Provisions: You may contact the company Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The company’s bylaws are also available on the company’s website at http://www.unitcorp.com.

Q:	How is this proxy solicitation being conducted?

A:	We hired Regan & Associates, New York, New York, to assist in the distribution of proxy materials and solicitation of votes for a fee of $14,000 with all of their out-of-pocket expenses included. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Some of our employees may also solicit proxies. Regan & Associates and our employees may solicit proxies in person, by telephone and by mail. None of our employees will receive special compensation for these services, which the employees will perform as part of their regular duties.

CORPORATE GOVERNANCE AND BOARD MATTERS

We are committed to having sound corporate governance principles. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available at http://www.unitcorp.com/corpgov.html and copies of these documents may also be obtained from our Corporate Secretary. These provisions are applicable to our employees, including our principal executive officer, principal financial officer and principal accounting officer. We intend to post any amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to the company’s chief executive officer, principal financial officer or principal accounting officer) on our website.

Board Independence

The Board has determined that Don Cook, William B. Morgan, John H. Williams, J. Michael Adcock, Gary R. Christopher and Robert J. Sullivan, Jr. have no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) and is independent within the meaning of the company’s director independence standards, which reflect the New York Stock Exchange (“NYSE”) director independence standards, as currently in effect and as they may be changed from time to time. The Board has also determined that each of the members of its various committees has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) and is “independent” within the meaning of the company’s director independence standards.

Director Independence Criteria

The Board has defined an independent director as a director who meets all of the following criteria:

•	is not an employee or member of management of the company or any of its subsidiaries;

•	no immediate family member is an executive officer of the company;

•	neither the director or an immediate family member receives more than $100,000 per year in compensation from the company, other than director and committee fees or deferred compensation for prior services;

•	is not affiliated with or employed by, and does not have an immediate family member who is affiliated with or employed by, a present or former external auditor of the company;

•	has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company), for this purpose material relationships can, for example, include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships;

•	has no other relationships with the company or its subsidiaries that would interfere in the exercise of independent judgment as a director;

•	does not accept any consulting, advisory or other compensatory fee from the company except fees received for service as a director;

•	is not, and is not affiliated with a company that is, an adviser or consultant to the company or a member of the company’s senior management;

•	is not an executive officer or an employee, and whose immediate family member(s) is not an executive officer, of a company (A) that accounts for 2 percent or more of the company’s consolidated gross revenues, or (B) for which the company accounts for at least 2 percent or $1 million, whichever is greater, of such company’s consolidated gross revenues;

•	has no personal services contract(s) with the company, or a member of the company’s senior management;

•	is not affiliated with a not-for-profit entity that receives significant contributions from the company;

•	within the last five years, has not had any business relationship with the company (other than service as a director) for which the company has been required to make disclosure under Regulation S-K of the SEC; and

•	is not employed by a public company at which an executive officer of the company serves as a director.

Disqualifying relationships

Any person who, or whose immediate family member(s), has within the prior five years had any of the following relationships with the company does not qualify as an independent director.

•	Former employees. A person who, or whose immediate family member(s) is, a former employee of the company or its subsidiaries, or who is affiliated with such an employee, cannot be an “independent director” until five years after the end of the employment or affiliation.

•	Significant Customers and Vendors. A person who is an executive officer or an employee, or whose immediate family member(s) is an executive officer, of a company (A) that accounts for 2 percent or more of the company’s consolidated gross revenues, or (B) for which the company accounts for at least 2 percent or $1 million, whichever is greater, of such other company’s consolidated gross revenues, cannot be an “independent director” until five years after falling below such threshold.

•	Former auditor. A person who, or whose immediate family member(s), is an auditor of the company or its subsidiaries, or who is employed by a present or former auditor of the company or its subsidiaries, or who is affiliated with such auditors, cannot be an “independent director” until five years after the end of the affiliation or the auditing relationship.

•	Interlocking directorships. A person who, or whose immediate family member(s), is employed by a company as to which an executive officer of the company serves as a director and member of the compensation committee for that company cannot be an “independent director” until five years after the end of employment by that company or service by the executive officer on the compensation committee of that company.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has nine directors and the following three committees:

•	Audit,

•	Compensation, and

•	Nominating & Governance.

The membership during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available at our website at http://www.unitcorp.com/corpgov.html and copies of these charters may also be obtained from our Corporate Secretary.

During 2005, the Board held 11 meetings. All directors attended 100% of all Board meetings except Mr. Adcock who missed one Board meeting and Mr. Williams who missed one Board meeting and two committee meetings. All directors are encouraged to attend our annual meeting of stockholders. All directors except one attended our last annual meeting of stockholders. In addition to its meetings, the Board and its various committees may act, from time to time, by unanimous consent.

The following table identifies the membership of each of the Board’s committees and the number of committee meetings held during 2005. A summary of each committee’s responsibilities follows the table.

Director	Audit		Compensation		Nominating & Governance
Don Cook	x	*	x
William B. Morgan	x		x		x	*
John H. Williams			x		x
J. Michael Adcock	x1		x	*	x
Gary R. Christopher	x2
Mark E. Monroe[3]	x				x
Number of meetings in 2005	5		3		1

*	Current Chairman of the committee.

Notes to table:

(1)	Mr. Adcock resigned from the Audit Committee on May 4, 2005.

(2)	Mr. Christopher was elected to the Audit Committee on October 17, 2005.

(3)	Mr. Monroe resigned from the Board on October 3, 2005.

The Audit Committee:

•	Selects the independent registered public accounting firm.

•	Approves all audit engagement fees and terms.

•	Pre-approves all audit and non-audit services to be rendered by the independent registered public accounting firm.

•	Reviews our annual and quarterly financial statements.

•	Consults with our personnel and the independent registered public accounting firm to determine the adequacy of internal accounting controls.

•	Oversees our relationship with our independent registered public accounting firm.

•	Oversees our internal audit functions.

•	Reviews with the independent registered public accounting firm, our Internal Audit Department and management:

•	the adequacy and effectiveness of the systems of internal controls over financial reporting and any significant changes in those controls;

•	accounting practices, and disclosure controls and procedures of the company and its subsidiaries; and

•	current accounting trends and developments;

and takes such action with respect to these matters as may be deemed appropriate.

•	Recommends to the Board whether the financial statements should be included in the annual report on Form 10-K.

•	Reviews earnings press releases, as well as company policies with respect to earnings press releases and financial information.

The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the company for, outside legal, accounting or other advisors as the committee deems necessary to carry out its duties.

The report of the Audit Committee is included on page 30.

The Compensation Committee:

•	Annually reviews and approves any corporate goals and objectives relevant to our Chief Executive Officer’s compensation.

•	Recommends to our Board the compensation of our other executive officers.

•	Administers our stock compensation plans.

•	Reviews and, in some cases, administers our various benefit plans.

•	Determines directors’ compensation.

The report of the Compensation Committee is included at page 25.

The Nominating & Governance Committee:

•	Advises the Board as a whole on corporate governance matters.

•	Advises the Board on the size and composition of the Board.

•	Recommends a slate of nominees for election to the Board.

•	Identifies individuals qualified to become Board members, consistent with criteria approved by the Board.

•	Identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance.

•	Recommends membership to each Board committee.

•	Defines specific criteria for director independence.

Consideration of Director Nominees

Stockholder nominees: The policy of the Nominating & Governance Committee is to consider properly-submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating & Governance Committee seeks to achieve a balance of knowledge, experience and diversity on the Board. Any stockholder nominations proposed for consideration by the Nominating & Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual stockholders meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Questions and Answers- What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” on page 3.

Director Qualifications: Our Corporate Governance Guidelines contain Board membership criteria that apply to Nominating & Governance Committee-recommended nominees for a position on the company’s Board. Under these criteria, members of the Board should meet the Board’s qualifications as independent (as applicable) and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of the company and its stockholders.

Identifying and Evaluating Nominees for Directors: The Nominating & Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating & Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating & Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating & Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating & Governance Committee and may be considered at any point during the year. As described above, the Nominating & Governance Committee considers properly-submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are considered by the Nominating & Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating & Governance Committee. The Nominating & Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Executive Sessions

Executive sessions of non-management directors are held periodically during the year. The sessions are scheduled and chaired by Mr. J. Michael Adcock who was elected by the Board to chair each executive session. Meetings are also held from time to time with the Chairman and the Chief Executive Officer for a general discussion of relevant subjects. Any non-management director can request that an executive session be scheduled.

Communications with the Board

Individuals may communicate with the Board by submitting an e-mail to the company’s Board in care of the company’s Corporate Secretary at mark.schell@unitcorp.com or sending a letter to: Board of Directors, c/o Corporate Secretary, Unit Corporation, 7130 S. Lewis, Suite 1000, Tulsa, Oklahoma 74136.

The chair of the Nominating & Governance Committee has been designated as the person to receive communications directed to non-management directors. Our stockholders may write to the Chairman of this or any other Board committee or to the outside directors as a group c/o Mark E. Schell, Senior Vice President and General Counsel, Unit Corporation, 7130 South Lewis, Suite 1000, Tulsa, Oklahoma 74136.

Stockholder communications are distributed to the Board, or to the appropriate individual director or directors, depending on the facts and circumstances of the communication. However, at the request of the Board, certain items that are not related to the duty and responsibilities of the Board be excluded, such as: advertisements, junk mail, mass mailings, spam and surveys.

Board and Committee Evaluations

Each year the Board evaluates its performance and effectiveness. Each director completes a Board evaluation form developed by the Nominating & Governance Committee to solicit feedback on specific aspects of the Board’s role, organization and meetings. The collective ratings and comments are then compiled by the Chairman of the Nominating & Governance

Committee and presented by him to the full Board. Additionally, each Board committee conducts an annual self-evaluation of its performance through a Committee evaluation form.

DIRECTORS’ COMPENSATION AND BENEFITS

Cash Compensation.

Only non-employee directors receive compensation for serving as a director. The following identifies the various components of the cash compensation paid or to be paid to our directors during 2005 and 2006, respectively.

	2005	2006
Annual retainer payable quarterly	$24,000	$30,000
Annual retainer for each committee a Board member serves on payable quarterly	$2,000	$2,000
Each Board meeting attended	$1,000	$1,500
Each committee meeting attended	$1,000	$1,500
Additional compensation for service as Chairman of the Audit Committee	$5,000	$7,500
Additional compensation for service as Chairman for each of the Compensation Committee and Nominating & Governance Committee	$2,000	$3,500
Reimbursement for travel expenses incurred attending stockholder, Board and committee meetings	Yes	Yes
Range of total compensation (excluding travel reimbursement) earned by directors (for the year 2005)	$19,500 - $53,000	—

The following table shows the total fees (excluding travel reimbursement) received by each of our non-employee directors in 2005:

AMOUNTS RECEIVED IN 2005 BY EACH NON-EMPLOYEE DIRECTOR

Director	Annual Board/Committee Retainer($)	Board and Business Meeting Fees($)	Committee Meeting Fees($)	Chairman Fees($)	Total($)
J. Michael Adcock	30,000	10,000	5,500	2,000	47,500
Don Cook	29,500	11,000	7,000	5,000	52,500
John H. Williams	29,500	10,000	2,000	0	41,500
William B. Morgan	31,500	11,000	8,500	2,000	53,000
King P. Kirchner	25,500	11,000	0	0	36,500
Mark E. Monroe	21,000	9,000	4,500	0	34,500
John G. Nikkel	19,500	9,000	0	0	28,500
Gary R. Christopher	14,000	6,000	1,000	0	21,000
Robert J. Sullivan, Jr.	13,500	6,000	0	0	19,500

Totals	214,000	83,000	28,500	9,000	334,500

Stock Options.

Under a plan approved by our stockholders, each non-employee director automatically receives an option to purchase 3,500 shares of common stock on the first business day following each annual meeting of our stockholders. The option exercise price is the fair market value of our common stock on that date. Payment of the exercise price may be made in cash or in shares of common stock that have been held by the director for at least one year. No stock option may be exercised during the first six months of its term except in the case of death. Each option has a ten-year term. In 2005, stock options were granted for an aggregate of 24,500 shares at $39.50 per share. As of March 7, 2006, 92,500 shares were subject to outstanding options. The following table shows the outstanding options issued to each of our non-employee directors:

OUTSTANDING OPTIONS HELD BY NON-EMPLOYEE DIRECTORS AS OF MARCH 7, 2006

Director	Date of Option	Shares Subject to Option (#)	Exercise Price ($)
J. Michael Adcock	5/8/03 5/6/04 5/5/05	3,500 3,500 3,500	20.46 28.23 39.50
Don Cook	5/6/99 5/4/00 5/3/01 5/2/02 5/8/03 5/6/04 5/5/05	2,500 3,500 3,500 3,500 3,500 3,500 3,500	6.90 12.1875 17.54 20.10 20.46 28.23 39.50
John H. Williams	5/3/01 5/2/02 5/8/03 5/6/04 5/5/05	3,500 3,500 3,500 3,500 3,500	17.54 20.10 20.46 28.23 39.50
William B. Morgan	5/6/99 5/3/01 5/2/02 5/8/03 5/6/04 5/5/05	2,500 3,500 3,500 3,500 3,500 3,500	6.90 17.54 20.10 20.46 28.23 39.50
King P. Kirchner	5/2/02 5/8/03 5/6/04 5/5/05	3,500 3,500 3,500 3,500	20.10 20.46 28.23 39.50
Mark E. Monroe(1)	5/6/04	3,500	28.23
John G. Nikkel	5/5/05	3,500	39.50
Gary R. Christopher(2)	n/a	n/a	n/a
Robert J. Sullivan, Jr.(2)	n/a	n/a	n/a

Notes to table:

(1)	Mr. Monroe resigned from the Board on October 3, 2005.

(2)	Mr. Christopher and Mr. Sullivan were elected to the Board effective July 1, 2005.

OWNERSHIP OF OUR COMMON STOCK BY BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of March 7, 2006 by each director, each executive officer and by all directors and executive officers as a group. Except as otherwise noted, all shares are directly owned.

STOCK OWNED BY OUR DIRECTORS AND EXECUTIVE OFFICERS AS OF MARCH 7, 2006

Name of Beneficial Owner*	Common Stock(1)		Options Exercisable within 60 days	Shares of Restricted Stock(3)
King P. Kirchner	134,720		14,000	n/a

Don Cook	7,618		23,500	n/a

William B. Morgan	7,500		20,000	n/a

John G. Nikkel	294,528	(2)	3,500	n/a

John H. Williams	1,000		17,500	n/a

J. Michael Adcock	78,091	(2)	10,500	n/a

Larry D. Pinkston	51,411		37,500	1,715

Mark E. Schell	43,916		36,200	1,086

David T. Merrill	578		4,200	1,001

Gary R. Christopher	1,000		0	n/a

Robert J. Sullivan, Jr.	0		0	n/a

John Cromling	13,307		4,100	1,029

Bradford J. Guidry	5,064		6,100	972

All Directors and Named Executive Officers as a Group*	638,733		177,100	5,803

*	Each named director and officer individually owns less than one percent of our outstanding shares of common stock and collectively the directors and officers own 1.76%. For purposes of calculating this percentage ownership, the total number of shares outstanding includes the shares previously issued and outstanding plus the number of shares that any named owner has the right to acquire within 60 days.

Notes to table:

(1)	Includes shares of common stock held under our 401(k) thrift plan as of March 7, 2006 for the account of: John G. Nikkel, 152; Larry D. Pinkston, 4,509; Mark E. Schell, 32,245; David T. Merrill, 578; John Cromling, 4,557; Bradford J. Guidry, 957 and directors and officers as a group, 42,998.

(2)	Of the shares listed as being beneficially owned, the following individuals disclaim any beneficial interest in shares held by spouses or for the benefit of family members: J. Michael Adcock, 77,491; and John G. Nikkel, 63,000.

(3)	These shares of restricted stock were issued on December 13, 2005. The recipient will receive one-half of these shares on January 1, 2007 and one-half on January 1, 2008 if the recipient is still employed with the company on those dates.

The following table sets forth information concerning the beneficial ownership of our common stock by stockholders who own at least five percent of our common stock.

STOCKHOLDERS WHO OWN AT LEAST 5% OF OUR COMMON STOCK

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Royce & Associates, LLC 1414 Avenue of the Americas New York, New York 10019	3,893,600	8.44%
Neuberger Berman Inc. 605 Third Avenue New York, New York 10158	3,204,440	6.95%

Note to table:

(1)	Beneficial ownership is based on the Schedule 13G most recently filed by the stockholder or other information provided to us. Beneficial ownership may under certain circumstances include both voting power and investment power. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows compensation information for our Chief Executive Officer and each of our other four most highly compensated executive officers for services in all capacities in 2003, 2004 and 2005.

SUMMARY COMPENSATION TABLE

						Long Term Compensation
	Annual Compensation (1)					Awards		Payouts
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position(s)	Year	Salary ($)		Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Award(s) ($)(4)	Securities Underlying Options (#)	LTIP Payout ($)	All Other Compensation ($)(5)
John G. Nikkel Chairman and CEO(6)	2005 2004 2003	93,750 375,000 360,000	(7)	93,333 153,333 143,333	12,310 12,594 14,901	n/a 0 0	0 0 15,000	0 0 0	456,820 12,300 12,000	(7)
Larry D. Pinkston President and COO(6)	2005	250,000		103,333	8,260	99,984	0	0	14,000
	2004	215,000		83,333	4,635	0	10,000	0	12,300
	2003	170,750		68,333	7,500	0	10,000	0	10,054
Mark E. Schell Sr. V. P., Secretary and General Counsel	2005	190,000		88,333	8,170	63,313	0	0	13,081
	2004	175,000		76,666	8,050	0	8,500	0	12,300
	2003	153,333		68,333	8,147	0	7,500	0	12,000
David T. Merrill CFO and Treasurer(8)	2005	178,200		33,333	12,811	58,358	0	0	14,000
	2004	162,500		13,333	11,764	0	5,000	0	10,910
	2003	51,212		0	4,380	0	8,000	0	1,006
John Cromling Executive V.P. – Drilling(9)	2005	174,750		49,666	5,547	59,990	7,500	0	14,000
	2004	n/a		n/a	n/a	n/a	n/a	n/a	n/a
	2003	n/a		n/a	n/a	n/a	n/a	n/a	n/a
Bradford J. Guidry Senior V.P. – Exploration(10)	2005	167,083		56,666	6,716	56,667	7,500	0	14,000
	2004	n/a		n/a	n/a	n/a	n/a	n/a	n/a
	2003	n/a		n/a	n/a	n/a	n/a	n/a	n/a

Notes to table:

(1)	Compensation deferred at the election of an executive is included in the year earned. During the fiscal years covered by the above table, the following named executives deferred, on a discretionary basis, the following amounts of salary or bonus into the company’s compensation deferral plans:

Fiscal Year Paid:	2005		2004		2003
	Bonus($)	Salary($)	Bonus($)	Salary($)	Bonus($)	Salary($)
John G. Nikkel	4,666	10,625	15,333	37,500	14,333	36,733
Larry D. Pinkston	48,000	70,107	30,000	60,199	20,500	38,475
Mark E. Schell	9,451	20,329	5,366	12,250	4,783	11,251
David T. Merrill	2,666	11,333	—	—	—	—
John Cromling	7,973	10,026	n/a	n/a	n/a	n/a
Bradford J. Guidry	5,666	12,333	n/a	n/a	n/a	n/a

(2)	These bonus amounts represent the combined amounts of the various installments of bonuses previously awarded to each named officer and paid in 2005.

(3)	Other Annual Compensation consists of the following:

		Mr. Nikkel	Mr. Pinkston	Mr. Schell	Mr. Merrill	Mr. Cromling	Mr.Guidry
Personal Car Allowance ($)	2005 2004 2003	10,175 3,866 7,332	7,500 3,764 7,500	7,500 7,399 7,500	6,000 6,000 2,000	0 n/a n/a	6,000 n/a n/a
Club Membership ($)	2005 2004 2003	2,135 8,728 7,569	760 871 0	670 651 647	6,811 5,764 2,380	5,547 n/a n/a	716 n/a n/a

(4)	The amounts shown in this column represent the dollar value of the grant of restricted stock based on the closing market price value of $58.30 of the company’s common stock on the grant date. All grants of restricted stock were made under the company’s Employee Bonus Plan. These awards represent the first time the company has granted restricted stock. The company may grant additional awards of restricted stock from time to time either as part of a program for a particular year, or on an ad hoc basis to encourage retention of key talent.

(5)	With the exception of Mr. Nikkel, (see footnote 7 below) these amounts represent the company’s matching contributions to the company’s 401(k) thrift plan for the named executive officer. This contribution relates to the 2005 plan year and was made in February 2006 in shares of the company’s common stock.

(6)	Effective April 1, 2005, Mr. Nikkel retired as our Chief Executive Officer and the Board elected Mr. Pinkston to succeed him as the company’s Chief Executive Officer.

(7)	Mr. Nikkel retired from the company effective as of April 1, 2005. The amounts reflected for Mr. Nikkel in the all “All Other Compensation” column include the following:

a.	Payment for earned but unused vacation in the amount of $18,750.16 for the period of January 1, 2005 to April 1, 2005;

b.	Payments for 2005 after retirement in the amount of $281,250 under the company’s Senior Management Separation Benefit Plan;

c.	$46,666.64 under the consulting agreement that the company entered into with Mr. Nikkel effective on his retirement;

d.	Distribution of $101,112.66 from the company’s salary deferral plan; and

e.	$9,041 representing the matching contribution to the company’s 401(k) Thrift Plan on behalf of Mr. Nikkel.

(8)	Mr. Merrill began his employment with the company on August 25, 2003.

(9)	Mr. Cromling was elected to his position as Executive Vice President, Drilling of Unit Drilling Company on April 1, 2005.

(10)	Mr. Guidry was elected to his position as Senior Vice President, Exploration of Unit Petroleum Company on March 1, 2005.

The table below shows the outstanding unvested restricted stock awards to the named executive officers at December 31, 2005.

RESTRICTED STOCK AWARDS NOT YET VESTED

Name	Grant Date	Vesting Date	Initial Price	Initial Shares	Initial Value	Remaining Shares	Value at December 30, 2005(1)	Current Value*
Larry D. Pinkston	12/13/05	(2)	$58.30	$1,715	99,984.50	1,715	$94,376	$92,832.95
Mark E. Schell	12/13/05	(2)	$58.30	$1,086	63,313.80	1,086	$59,762	$58,785.18
David T. Merrill	12/13/05	(2)	$58.30	$1,001	58,358.30	1,001	$55,085	$54,184.13
John Cromling	12/13/05	(2)	$58.30	$1,029	59,990.70	1,029	$56,625	$55,699.77
Bradford J. Guidry	12/13/05	(2)	$58.30	$972	56,667.60	972	$53,489	$52,614.36

*	Determined based on $54.13, the closing price of our common stock on March 6, 2006.

Notes to table:

(1)	Determined based on closing market price value of $55.03 of the company’s common stock on December 31, 2005.

(2)	These restricted stock shares are scheduled to vest in two installments: 50% vests on January 1, 2007, and the other 50% on January 1, 2008. To receive the installment, the recipient must be employed with the company on the vesting date.

Present Value of 2005 Total Compensation

Because elements of the Summary Compensation Table may not lend themselves to being totaled due to different presentation requirements, to provide additional transparency on the total compensation for our named executive officers, we are providing the following Present Value of Total Compensation table. The components of executive compensation included in this table are as follows:

•	Cash compensation, consisting of salary and annual incentive compensation (bonus);

•	Long-term incentive compensation, consisting of stock options and restricted stock awards; and

•	Other compensation, including 401(k) plan matching payments, active employee benefits and the value of perquisites.

PRESENT VALUE OF 2005 TOTAL COMPENSATION

	Cash Compensation		Long-Term Incentive Compensation
Name	Salary ($)	Bonus ($)	Stock Options ($)(1)	Restricted Shares ($)(2)	401(k) Plan Match ($)(3)	Value Realized on Exercise of Options ($)(4)	Other Benefits & Perquisites ($)(5)
John G. Nikkel	93,750	93,333	—	—	9,041	789,194	447,779	(6)
Larry D. Pinkston	250,000	103,333	—	99,984	14,000	—	14,398
Mark E. Schell	190,000	88,333	—	63,331	13,081	—	14,308
David T. Merrill	178,200	33,333	—	58,358	14,000	—	18,943
John Cromling	174,750	49,666	282,675	59,990	14,000	106,610	11,685
Bradford J. Guidry	167,083	56,666	282,675	56,667	14,000	105,488	12,823

Notes to table:

(1)	Represents the value of the stock options awarded in May 2005 based on the grant closing market price of our common stock on the date of the grant. The company cautions that the actual amount ultimately realized by a named executive officer from the disclosed equity awards will likely vary based on a number of factors, including stock price fluctuations and the timing of exercise or applicable vesting.

(2)	These have been valued based on the closing sale price of our common stock on the date of the grant, December 13, 2005 ($58.30) and may not reflect the value of the award on payment.

(3)	The amounts shown in the 401(k) Plan Match column represent the value of the company’s matching contribution under the company’s 401(k) plan (a tax-qualified retirement savings plan), which is discussed under the heading “Employee Compensation and Benefit Plans.”

(4)	Value realized equals fair market value of the stock on date of exercise, less the exercise price, times the number of shares acquired.

(5)	The Other Benefits and Perquisites column represents the employer portion of active employee benefits including medical, dental, life insurance and disability coverage, which are available to all corporate employees, as well as the amounts disclosed in footnote 3 to the Summary Compensation Table.

(6)	See Note 7 to the Summary Compensation Table for a discussion of the other items comprising this amount excluding the matching contribution from the company to the 401(k) Thrift Plan.

Stock Options

The following table shows a summary of the stock options exercised by the named executive officers in 2005, as well as the total number and value (stock price less exercise price, using the average of the high and low trading prices of the company’s common stock on December 30, 2005 - $54.71) of unexercised stock options held by the named executive officers as of December 31, 2005.

AGGREGATE OPTION EXERCISES IN 2005 AND FISCAL YEAR END OPTION VALUES

(a)	(b)		(c)	(d)		(e)
Name	Shares Acquired on Exercise (#)		Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(2)
				Exercisable	Unexercisable	Exercisable	Unexercisable
John G. Nikkel	29,000	(3)	789,190	0	0	0	0
Larry D. Pinkston	0		0	37,500	17,000	1,562,685	432,610
Mark E. Schell	0		0	36,200	14,300	1,525,855	364,714
David T. Merrill	0		0	4,200	8,800	121,412	224,318
John Cromling	6,000		106,610	4,100	14,400	129,973	312,950
Bradford J. Guidry	3,000		105,488	7,100	14,400	239,335	312,950

Notes to table:

(1)	Value realized equals fair market value of the stock on date of exercise, less the exercise price, times the number of shares acquired.

(2)	The value of unexercised in-the-money options at year end assumes a fair market value for the company’s common stock of $54.71, the average of the high and low prices of the company’s common stock on the NYSE on December 30, 2005. Value is calculated on the basis of the difference between $54.71 and the option exercise price multiplied by the number of shares of common stock underlying the options.

(3)	As provided under our Stock Option Plan, Mr. Nikkel elected to pay the exercise price for these shares by having the total exercise price otherwise due netted against the number of option shares. As a result, of the 29,000 option shares, he received a total of 17,406 shares of common stock.

Certain of the named executive officers were awarded stock options in 2005. The table below shows all the common stock options granted to each of the named executive officers in 2005 and the potential value of such grants at stock appreciation rates of 0%, 5% and 10% compounded annually over the maximum ten-year term of the options, as well as the value of the grant on the award date.

OPTIONS GRANTED IN 2005

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Terms(3)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees In 2005(2)	Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)	Grant Date Fair Value($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John G. Nikkel	0	0	—	—	—	—	—
Larry D. Pinkston	0	0	—	—	—	—	—
Mark E. Schell	0	0	—	—	—	—	—
David T. Merrill	0	0	—	—	—	—	—
John Cromling	7,500	22.06	$37.69	5/25/15	177,773	450,511	282,675
Bradford J. Guidry	7,500	22.06	$37.69	5/25/15	177,773	450,511	282,675

Notes to table:

(1)	All options were granted on May 25, 2005 at an exercise price equal to the closing market price of our common stock on the date of grant. All of the options vest in 20% annual increments commencing 12 months after their date of grant. All options vest immediately in the event of a “change-in-control,” as defined in the plan.

(2)	Based on a total of 34,000 options being granted to certain employees during fiscal 2005.

(3)	Caution is recommended in interpreting the financial significance of these figures. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the SEC. They assume the value of the company common stock appreciates 5% and 10% each year, compounded annually, for ten years (the life of each option). They are not intended to forecast possible future appreciation, if any, of such stock price or to establish a present value of options. Also, if appreciation does not occur at the 5% or 10% per year rate, the amounts shown would not be realized by the year 2015. Depending on inflation rates, these amounts may be worth significantly less in 2015, in real terms, than their value today.

(4)	The value of the stock option awards granted in 2005, based on the grant date closing market price of our common stock. Certain of the material terms of these grants are discussed in the section of this proxy statement entitled “Employee Compensation and Benefit Plans.”

Other Benefits

The company also provides other benefits such as medical, dental and life insurance and disability coverage to each named executive officer through our various benefit plans, which are also provided to most other eligible company employees.

Medical, Dental, Life Insurance and Disability Coverage

Active employee benefits such as medical, dental, life insurance and disability coverage are available to most full time company employees, including the named executive officers, through our active employee benefits plans. The value of these benefits is not required to be included in the Summary Compensation Table since they are made available on a company-wide basis.

Other Paid Time-Off Benefits

The company also provides vacation and other paid holidays to most of its full time corporate employees, including the named executive officers, which, we believe, are comparable to those provided at other similar size companies.

Employee Compensation and Benefit Plans

The Unit Corporation Amended and Restated Stock Option Plan

Under this plan, our employees may be granted stock options from time to time.

Generally the terms of the stock options granted under this plan are as follows:

•	Options vest in annual 20% installments starting one year from date of grant;

•	Options are awarded at the fair market value of our common stock on date of grant;

•	Options can be either qualified or nonqualified; and

•	Outstanding options are subject to vest in the event of a change-in-control as defined in the plan.

This plan, which is administered by the Compensation Committee, was approved by our stockholders. Our non-employee Directors are not eligible to participate in this Plan.

Employee Bonus Plan

Under the this plan our employees may be awarded bonuses either in cash or stock (including restricted stock awards) or a combination of both. Awards may be payable in a lump sum or in annual installments subject to certain restrictions.

This plan is administered by our Compensation Committee. Our non-employee Directors are not eligible to participate in this Plan.

The plan was also approved by our stockholders.

Unit Corporation Employee Thrift Plan

Under the Unit Corporation Employee Thrift Plan, which is tax-qualified retirement savings plan, participating employees may contribute up to 99 percent of compensation on a before-tax basis into their plan accounts. Total contributions may not exceed IRS determined maximums for any given year. In addition, under the plan, we can make a matching contribution. The amount of our matching contributions is generally determined by our Compensation Committee each year and is generally made in shares of our common stock. For the 2006 Plan Year, the Compensation Committee has approved a match of 117% of the first 6% of salary contributed by participants.

We have funded a trust to secure the obligations to make payments under this plan.

Unit Corporation Salary Deferral Plan

We have also established a salary deferral plan which allows certain participants to defer the recognition of salary for income tax purposes until actual distribution of benefits which occurs at either termination of employment, death or certain defined unforeseeable emergency hardships. This is a non-qualified plan.

Indemnification

We indemnify our directors and some of our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the company. This is required under our bylaws, and we have also entered into agreements with certain of those individuals contractually obligating us to provide this indemnification to them.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2005, relating to our equity compensation plans.

EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2005

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	530,713	24.28	1,514,210
Equity compensation plans not approved by security holders	0	N/A	0
Total	530,713	24.28	1,514,210

Notes to table:

(1)	These plans are the Employee Bonus Plan, the Unit Corporation Amended and Restated Stock Option Plan, effective February 15, 2000 and the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan. Further information regarding these plans is contained in Note 6 to the Financial Statements contained in the company’s Form 10-K for the year ended December 31, 2005.

(2)	Included in this amount is 283,166 shares subject to future issuance under the Unit Employee Stock Bonus Plan which are not subject to exercise of an option, warrant or right.

Long Term Performance Plans and Pension Plans

We do not currently have any long term performance plans or pension plans.

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Stock Option Plan

As allowed for in our stock option plan, each option agreement contains a provision vesting all stock options in the event of a “change-in-control” of the company. A “change-in-control” is deemed to have occurred at such time as any person or group, other than the company or an “Exempt Person”, is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities. An Exempt Person is generally defined to be any person (or estate or trust of such person) who, on the date of the plan, owned securities representing more than 20% of the combined voting power of our then outstanding securities, and any spouse, parent or issue of such person.

Separation Benefit Plan

On December 20, 1996, effective as of January 1, 1997, the Board adopted the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries. The plan is generally applicable to all of our full-time salaried employees and to the salaried employees of our subsidiaries, who have been with their employer for at least one year. Subject to the terms of the plan, any eligible employee whose employment is terminated is entitled to receive a separation benefit in an amount calculated by dividing the eligible employee’s average annual base salary in effect immediately before the employee’s separation by 52 to determine a weekly separation benefit amount. The number of weekly separation benefit payments then payable to an eligible employee is calculated based on the employee’s years of service in accordance with a schedule set forth in the plan. Employees who voluntarily leave their employment are not entitled to receive a separation benefit unless they have completed at least 20 years of service. Any eligible employee who has completed 20 years of service or more is vested in his or her separation benefit, subject to fulfilling the other requirements of the plan. Separation benefit payments are limited to a maximum of 104 weekly payments. The plan also provides that, unless otherwise provided by our Board before a “change-in-control” of the company, as defined in the plan, all eligible employees shall be vested in their separation benefit as of the date of the “change-in-control” based on their years of service. As a condition to receiving the separation benefits, employees must sign a separation agreement waiving any claims the employee may have against the company or its subsidiaries.

The following table identifies the amounts that would be due each of the officers identified in the Summary Compensation Table assuming that those amounts were determined as of December 31, 2005.

ESTIMATED BENEFIT AMOUNTS AS OF DECEMBER 31, 2005

Name	Amount Earned Under Plan ($)
Larry D. Pinkston	461,538
Mark E. Schell	263,077
David T. Merrill	27,415
John Cromling	110,769
Bradford J. Guidry	222,307

Senior Management Separation Benefit Plan

On October 28, 1997, the Board adopted the Separation Benefit Plan for Senior Management. This plan is similar in terms to the benefits and requirements described above for the Separation Benefit Plan, with the exception that the Compensation Committee determines who will participate in this plan. In addition, the Committee is given the authority to increase (up to a maximum of 104) the number of weekly separation benefit payments a participant would otherwise be entitled to receive under the plan if the participant is involuntarily terminated.

Effective with their retirement from the company, Mr. Keeley, Mr. Lamborn and Mr. Nikkel are receiving payments under these plans. Their compensation is paid out over a period not to exceed 26 months. Currently there are no other participants in this Plan.

The following table identifies the amounts due to certain of our retired former executive officers under the Senior Management Separation Benefit Plan and the amount paid to each as of December 31, 2005:

Individual	Total Amount Earned Under Plan ($)	Amount Paid As of 12/31/05 ($)
Earle Lamborn	$410,000	$401,458
Philip M. Keeley	$315,384	$315,384
John G. Nikkel	$605,769	$281,250

Special Separation Benefit Plan

This plan is identical to the Separation Benefit Plan with the exception that a participant will vest in his or her earned benefit on the earliest of the participant reaching the age of 65 or serving 20 years with us. As of December 31, 2005, there were no participants in this plan, however in January 2006, the Compensation Committee elected to allow 33 employees to participate in the plan. Participation in this plan is in lieu of participation in any of the other Separation Benefit Plans.

Change-in-Control Arrangements

We have entered into key employee change-in-control contracts with Messrs. Pinkston, Schell, Merrill and Belitz. Mr. Belitz is our Controller. These severance contracts have an initial three-year term that is automatically extended for one year upon each anniversary, unless a notice not to extend is given by us. If a change-in-control of the company (as defined below) occurs during the term of the severance contract, then the contract becomes operative for a fixed three-year period. The severance contracts generally provide that the executive’s terms and conditions of employment (including position, work location, compensation and benefits) will not be adversely changed during the three-year period after a change-in-control. If the executive’s employment is terminated by the company (other than for cause, death or disability), the executive terminates for good reason during such three-year period, or the executive terminates employment for any reason during the 30-day period following the first anniversary of the change-in-control, and on certain terminations before a change-in-control or in connection with or in anticipation of a change-in-control, the executive is generally entitled to receive the following payment and benefits:

•	earned but unpaid compensation;

•	up to 2.9 times the executive’s base salary plus annual bonus (based on historic annual bonus); and

•	the company matching contributions that would have been made had the executive continued to participate in the company’s 401(k) plan for up to an additional three years.

In addition, the severance contract provides for a continuation of various medical, dental, disability and life insurance plans and financial counseling for a period of up to three years, outplacement services and the payment of all legal fees and expenses incurred by the executive in enforcing any right or benefit provided by the severance contract. The severance contract provides that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Code. As a condition to receipt of these severance benefits, the executive must remain in the employ of the company and render services commensurate with his position. The executive must also agree to retain in confidence any and all confidential information known to him concerning the company and its business so long as the information is not otherwise publicly disclosed. As of the date of this proxy statement, no amounts have been paid under the severance contracts.

For purposes of the severance contracts, a change-in-control is generally defined as:

(1) Any individual, entity or group acquiring beneficial ownership of 15% or more of either the outstanding shares of the company’s common stock or the combined voting power of the outstanding voting securities of the company entitled to vote generally for the election of directors;

(2) Individuals who constitute the Board on the date thereof cease to constitute a majority of the Board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date thereof will be deemed a member of the incumbent Board;

(3) Approval by the company’s stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another entity, unless following the business combination:

•	all or substantially all of the beneficial owners of the company’s outstanding common stock prior to the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

•	no person, entity or group owns 15% or more of the outstanding voting securities of the corporation resulting from the business combination; and,

•	at least a majority of the Board of the company resulting from the business combination were members of the company’s Board prior to the business combination; or

(4) Approval by the company’s stockholders of a complete liquidation or dissolution of the company.

Under the individual severance agreements with the named executive officers that address their termination of employment following a change-in-control of the company, each executive would be entitled to receive the following estimated benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive, which would only be known at the time that they become eligible for payment and would only be payable if a change-in-control were to occur. The table reflects the amount that could be payable under the various arrangements assuming that the change-in-control occurred at December 31, 2005, including a gross-up for certain taxes in the event that any payments made in connection with a change-in-control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

ESTIMATED CURRENT VALUE OF CHANGE-IN-CONTROL BENEFITS

(a)	(b)	(c)	(d)	(e)	(f)
Name	Severance Amount(1)	Early Vesting of Stock Options(2)	Early Vesting of Restricted Stock(3)	Estimated Tax Gross Up(4)	Total
Larry D. Pinkston	2,491,038	432,610	93,828	821,703	3,839,179
Mark E. Schell	1,687,611	364,714	59,415	528,576	2,640,316
David T. Merrill	1,298,483	224,318	54,762	521,147	2,098,710

Notes to table:

(1)	This amount represents the product of 2.9 and the sum of (i) the executive officer’s annual base salary, as defined,

and (ii) the highest annual bonus (as determined under the agreement) in the year in which termination occurs. These amounts are based on the 2005 salary and declared bonus for 2005. This amount also includes the amounts shown as earned under the Separation Benefit Plan on page 22 and amounts for previously declared but unpaid bonus installments.

(2)	The value of stock options assumes a fair market value for the company’s common stock of $54.71, the average of the high and low prices of the company’s common stock on the NYSE on December 30, 2005. Value is calculated on the basis of the difference between $54.71 and the option exercise price multiplied by the number of shares of common stock underlying the options.

(3)	The value of restricted stock assumes a fair market value for the company’s common stock of $54.71, the average of the high and low prices of the company’s common stock on the NYSE on December 30, 2005.

(4)	The estimated tax gross up is based on the 20% excise tax, grossed up for taxes, on the amount of severance and other benefits above each individual’s average five-year W-2 earnings times 2.99.

Retirement or Consulting Agreements

In connection with the retirement of Mr. King Kirchner from his position as Chief Executive Officer of the company, we entered into a Separation Agreement with Mr. Kirchner on May 11, 2001. Under this agreement, Mr. Kirchner is entitled to receive a total of $2.4 million. For the first two years under the agreement, Mr. Kirchner received, as part of the total due him, payments under the terms of the company’s Separation Benefit Plan for Senior Management or a total of $560,000. Then, commencing in July 2003 (and continuing through June 2009), Mr. Kirchner is receiving the $1,840,000 balance at the rate of $300,000 per year paid in monthly installments of $25,000. As of December 31, 2005, Mr. Kirchner had received monthly payments totaling $770,000.

We have also entered into an agreement with Mr. John Nikkel, our former Chief Executive Officer, providing for him to serve as a consultant to the company when he retired on April 1, 2005. Under this agreement, for the term of the agreement which is for a one year term extendable for successive one year periods by mutual agreement, Mr. Nikkel receives, on an annual basis, $70,000 per year. In addition, we provided him with office space and secretarial services for the time he serves as a consultant. In addition, at its February 2005 meeting, the Compensation Committee elected to reward Mr. Nikkel for his 21 years of service to the company by awarding him with a cash bonus of $750,000 payable in 24 monthly installments commencing on the 20th month following his retirement on April 1, 2005.

REPORT OF THE COMPENSATION COMMITTEE

The following report of the Compensation Committee shall not be incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this proxy statement or the “Executive Compensation” section of this proxy statement), except to the extent that we specifically incorporate this information by reference.

The Compensation Committee is responsible for:

•	reviewing and approving individual goals and objectives related to our Chief Executive Officer,

•	determining the Chief Executive Officer’s compensation,

•	reviewing and recommending to the full Board the compensation for the company’s other executive officers,

•	reviewing with management its recommendation regarding salaries, bonuses and equity awards for the company’s salaried employees,

•	approving the compensation for the company’s salaried employees,

•	overseeing the design and administration of the company’s stock based compensation plans,

•	determining the compensation to be paid to the company’s Board members, and

•	annually preparing this report for inclusion in the proxy statement.

The committee is composed entirely of independent outside directors. There are no interlocking relationships between any of our executive officers and any entity whose directors or executive officers serve on the committee.

Background

Typically the committee reviews and approves the compensation for the company’s executive officers (as well as that of the company’s other salaried employees) at its meeting held each December. At this meeting, the committee members review the information and recommendations regarding the company’s salary employees previously submitted to each committee member by the company’s management. The committee may also, as it did in the case of the Unit Corporation Stock and Incentive Compensation Plan, approve and recommend for submission to our stockholders any new equity compensation plans.

The determinations of the committee at its December meeting are, in the case of salaries and bonuses, generally implemented as of January 1 of the year following the meeting. Any stock awards have, until the committee’s December 2005 meeting, only been made in the form of stock options and are effective as of the date of the committee’s decision to award the options.

The committee feels that by waiting until December of each year to make its decisions regarding the compensation levels of the executive officers for the following year, it has the benefit of being able to take into account the full annual performance of the company, both financially and operationally.

If, during the year, circumstances warrant that the committee make adjustments to its previously approved compensation decisions, the committee will evaluate those needs at one or more meetings scheduled throughout the year. Until recently, such decisions generally related to the compensation to be paid to newly hired executive officers. However, because of the recent industry growth in all segments of the company’s operations, the company has been faced with increasing compensation pressure from industry competitors. This pressure has, especially during 2005, forced the company and the committee to make certain adjustments during the course of the year to its compensation program for specific individuals, including that related to Mr. John Cromling and Mr. Brad Guidry, as more fully discussed below.

Objectives of the Committee’s Compensation Program

The objectives of the committee in determining executive compensation are to:

•	retain qualified individuals serving as our executive officers,

•	reward the company’s employees for past performance, and

•	motivate the executive officers to further the company’s growth and success.

Considerations

Each year the committee reviews the executive officers’ compensation with regard to:

•	the conditions within our industry

•	our income, cash flow, and asset base growth,

•	the attainment of any designated business objectives, and

•	its relationship with that being offered by other companies.

Individual performances are also reviewed, taking into account the individual’s responsibilities, experience and potential and his or her period of service with the company.

The committee’s evaluation of these considerations is, for the most part, subjective and, to date, it has not established any specific written compensation plans or formulas under which the executive officers’ annual compensation is determined.

The committee has not historically used outside consultants to assist the committee with regard to its executive compensation policies and decisions. The committee does, however, use each year the Mercer Energy Compensation Survey published by Mercer Human Resource Compensation, Inc. as a guide to informing the committee of the compensation programs of many of the company’s competitors.

Elements of Executive Compensation

The company’s executive compensation program (as well as its overall program) has historically consisted of the following elements:

•	base salary,

•	annual bonuses (awardable either in stock or cash), and

•	awards under our stock option plan.

The company does not currently have employment agreements with any of its executive officers.

Base Salary. In determining the base salaries for the executive officers for 2005, the committee relied primarily on its evaluation of the compensation being paid to individuals holding comparable positions in our industry. In doing so, the committee relied on the results of the Mercer Energy Compensation Survey, which surveyed the compensation and benefit programs of a number of oil and gas-related companies, one of which was the company. It was the committee’s objective to set the executives’ base salary at approximately the 75% range reflected in the survey. Within this range, the committee then made any adjustments based on individual performance evaluations. Taking these factors into consideration, the committee decided to recommend to the full Board that it increase the 2004 salaries of the following officers by the percentages indicated: Larry D. Pinkston 16%, Mark E. Schell 8.5% and David T. Merrill 9.7%.

As noted elsewhere in this proxy statement, Mr. Cromling and Mr. Guidry were promoted to their current positions with two of our subsidiaries on April 1, 2005 and March 1, 2005, respectively. At those times, the committee approved, based on the recommendations of the company’s management, that Mr. Guidry’s salary be increased from $152,500 to $170,000 and Mr. Cromling’s salary be increased from $162,000 to $180,000. These increases were based on the added responsibilities assumed by these individuals as well as a desire to keep the company’s compensation for them at a competitive level.

Bonuses. Executive officers are eligible to earn annual bonuses either in cash or in stock. Stock bonuses are awarded under the Employee Bonus Plan approved by our stockholders on May 1, 1985 and, as amended, on May 3, 1995. The amount and type of any bonuses awarded to the executive officers is determined solely at the subjective discretion of the committee. The committee does not base its decisions on predetermined formulas, choosing instead to rely on its evaluation of the various considerations set forth above. In addition, when appropriate, bonuses are awarded to recognize short-term individual performance.

Generally the bonuses awarded to the company’s executive officers are structured to be paid in three annual installments, with the first payment to be made in the first month of the year following the committee’s decision to award the bonuses. The next two installments are made in January of the next two succeeding years. Receipt of the remaining installments is contingent on the recipient’s continued employment with the company.

Bonus awards to the executive officers for the 2005 year were: Mr. Pinkston, $180,000; Mr. Schell, $100,000; Mr. Merrill, $40,000; Mr. Cromling, $50,000; and Mr. Guidry, $60,000. Consistent with the committee’s previous bonus awards, the first installment of these bonuses was paid as part of the total bonus amount paid to each executive officer in January, 2005.

Stock Options. Stock options are granted under the stock option plan approved by our stockholders on May 2, 1984 and, as amended, on May 3, 1989 and May 3, 1995. The committee believes that stock options provide an incentive for the executive officers to maximize long-term stockholder value. Stock option grants are made at 100% of the market price on the date of grant. Generally, options become exercisable in annual 20% increments after one year and have a ten-year life. The number of options that are granted to an executive officer is based on the individual’s performance and level of responsibility. Option awards will vary in size based on position level (more senior managers receive a higher multiple). Stock options are granted to the executive officers at the discretion of the committee. The committee’s decisions with respect to awarding stock options are generally made late each year thus allowing the committee to evaluate our annual results as part of its decision-making process.

In 2005, no stock options were granted to Mr. Pinkston, Schell or Merrill. However, as part of the compensation awarded to Mr. Cromling and Guidry on their promotions in 2005, the committee authorized the award of a stock option to each of these individuals covering 7,500 shares of common stock.

Chief Executive Officer

From January 1, 2005 until his retirement effective April 1, 2005, Mr. John Nikkel served as the company’s Chief Executive Officer. In view of his pending retirement, the committee elected not to adjust Mr. Nikkel’s salary or award him a bonus at its December 2004 meeting. However, at its February 2005 meeting, the committee did elect to reward Mr. Nikkel for his 21 years of service by awarding him a cash bonus of $750,000 payable in 24 monthly installments commencing on the 20th month following his retirement.

Effective with Mr. Nikkel’s retirement, Mr. Pinkston was elected to the position of the company’s Chief Executive Officer. Mr. Pinkston’s compensation for 2005 was not adjusted from that previously discussed as a result of his election to the position as Chief Executive Officer.

2005 Actions with regard to 2006 Compensation

On December 13, 2005, the committee approved and the Board ratified (and approved, where required), the following compensation for the company’s executive officers for 2006:

Name and Principal Position(s)	Salary($)	Cash Bonus($)	Restricted Stock Award(s)(#)
Larry D. Pinkston President and CEO	450,000	200,015	1,715
Mark E. Schell Sr. V. P., Secretary and General Counsel	220,000	126,686	1,086
David T. Merrill CFO and Treasurer	200,000	116,642	1,001
John Cromling Exec. V. P., Drilling	210,000	101,666	1,029
Bradford J. Guidry Sr. V. P., Exploration	200,000	106,667	972

The cash bonuses represented above are payable in three annual installments, commencing in January 2006. The first installment in the amount of 50% of the award was paid in January 2006 and the balance will be paid in two equal annual installments. Receipt of these amounts is contingent on the employee remaining in the employment of the company.

The restricted stock awards were issued under the company’s Employee Bonus Plan and evidenced by a restricted stock bonus agreement entered into between each of the above employees and the company. Each agreement, in addition to certain other provisions, provides that one-half of the Restricted Shares vests on January 1, 2007 and the other one-half vests on January 1, 2008, subject in each case to the employee remaining in the employment of the company. In the event of a “change in control” of the company (as defined in the agreement), any unvested shares will immediately vest in the recipient. This is the first time the committee has used restricted stock awards as part of its compensation program. The committee chose to use restricted stock awards in lieu of stock options as a means of more closely linking the executive’s compensation to that of the company’s stock price.

At this meeting the committee also decided to proceed with the preparation of a new incentive plan to replace the company’s existing Employee Bonus Plan and its employee Stock Option Plan. The committee thought that the company needed to update its equity plans in view of recent tax and accounting changes as well as desiring to have a plan that would allow the committee a greater range of options in structuring its equity based compensation. The result of this effort is the Unit Corporation Stock and Incentive Compensation Plan that is being submitted for approval to the company’s stockholders with this proxy statement. The committee views the adoption and approval of this plan as an important step in the ability of the company to maintain a competitive compensation program.

Deductibility of Compensation Under Internal Revenue Code Section 162 (m)

Section 162(m) of the Internal Revenue Code, adopted in 1993, imposes a $1 million cap, subject to certain exceptions, on the deductibility to the company of compensation paid to the executive officers named in our proxy statement. Currently, the compensation paid under our stock option plan is not deductible. Cash compensation voluntarily deferred by the executive officers under the deferred compensation plan is not subject to the Section 162(m) cap until the year paid. After reviewing the compensation to be paid in 2005 that was subject to the Section 162(m) cap, the committee did not expect that compensation to exceed $1 million for any of the named executive officers. Therefore, the committee believes that the company will not be subject to any Section 162(m) limitations on the deductibility of compensation paid to the company’s named executive officers for fiscal year 2005.

The committee continues to consider other steps which might be in the company’s best interests to comply with Section 162(m), while reserving the right to award future compensation which would not comply with the Section 162(m) requirements for nondeductibility if the committee concluded that this was in the company’s best interests.

Members of the Compensation Committee:

J. Michael Adcock - Chairman

William B. Morgan

John H. Williams

Don Cook

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof, except to the extent that we specifically incorporate this information by reference.

The SEC rules now require that we include in our proxy statement a report from the Audit Committee of the Board. The following report concerns the committee’s activities regarding oversight of our financial reporting and auditing process.

In accordance with its written charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During the year 2005, the committee met five times. The committee chair, as representative of the committee, discussed the interim financial information contained in each quarterly earnings announcement and Form 10-Q with the company’s Chief Financial Officer and independent registered public accounting firm before public release.

The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the NYSE that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by applicable NYSE rule.

The company’s management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the committee under generally-accepted auditing standards, including Statement on Auditing Standards No. 61. The committee has discussed with the independent registered public accounting firm the auditors’ independence from management, including the implications of the SEC regulations regarding the provisions of non-audit services by the independent registered public accounting firm and determined that the provisions of the non-audit services were not inconsistent with the independent registered public accounting firm’s status as independent registered public accounting firm. In addition, the committee received the written disclosures and letter from the independent registered public accounting firm required by the Independence Standards Board, Standard No. 1.

The committee also reviewed the report of management contained in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm (included in the company’s Annual Report on Form 10-K). This report related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The committee continues to oversee the company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2006.

Based on review and discussions with management and the independent registered public accounting firm, the committee recommended to the Board that the company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Each member of our Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The Board has determined that Don Cook qualifies as an “audit committee financial expert” under the rules of the SEC.

Members of the Audit Committee:

Don Cook - Chairman

William B. Morgan

Gary R. Christopher

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has appointed PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Fees incurred by the company for PricewaterhouseCoopers LLP

The following table shows the fees for professional audit services provided by PricewaterhouseCoopers LLP for the integrated audit of the company’s annual financial statements for the years ended December 31, 2005 and 2004, and fees billed for other services during those periods.

	2005	2004
Audit Fees(1)	$525,000	$584,875
Audit-Related Fees(2)	$164,635	$78,700
Tax Fees(3)	$18,950	$55,245
All Other Fees	—	—

Total	$708,585	$718,820

Notes to table:

(1)	Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with the issuance of comfort letters, consents, and assistance with review of documents filed with the SEC.

(2)	Audit-related fees consisted primarily of services provided in connection with financial activities, consultations related to accounting and reporting standards and audits of an employee benefit plan and oil and gas partnerships.

(3)	For fiscal 2005 and 2004, respectively, tax fees principally included tax compliance fees of $11,550 and $21,950, and tax advice fees of $7,400 and $33,295.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before incurring the following, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of services to the Audit Committee for approval:

1.

Audit services include audit work performed on the financial statements, internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories. The company generally doesn’t request such services from the independent registered public accounting firm.

The Audit Committee pre-approves the independent registered public accounting firms services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may (and has at various times in the past) delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005, the following directors (none of whom was or had been an officer or employee of the company or any of its subsidiaries) served on the Compensation Committee: J. Michael Adcock, William B. Morgan, John H. Williams and Don Cook. There are no committee interlocks with other companies within the meaning of the SEC’s rules during 2005.

As more fully discussed in OTHER MATTERS – Certain Transactions Between the Company and Its Officers, Directors, Nominees for Director and Their Associates, Mr. Adcock, Williams and Cook have, from time to time invested in certain employee and director limited partnerships that are formed and administered by one of the company’s subsidiaries.

PERFORMANCE GRAPH

The performance graph and the related disclosure contained in this section of the proxy statement shall not be incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this proxy statement or the “Executive Compensation” section of this proxy statement), except to the extent that we specifically incorporate this information by reference.

The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends, assuming $100 invested on December 31, 2000) in our common stock during the five-year period from December 31, 2001 through December 31, 2005, with the Standard & Poor’s 500 Composite Index, the S&P 600 Oil & Gas Exploration and Production Index and a company determined peer group index. The graph reflects a peer group index consisting of Grey Wolf Inc., Patterson-UTI Energy Inc., Pioneer Drilling Co., and Helmrich & Payne Inc. The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of our stock.

	DOLLAR VALUE OF $100 INVESTMENT AT DECEMBER 31,
	2001	2002	2003	2004	2005
Unit	68.12	97.95	124.36	201.77	290.59
S&P 500	88.11	68.64	88.33	97.94	102.75
S&P 600 Oil & Gas	85.17	89.60	124.41	189.55	317.27
Peer Group	67.11	81.88	85.76	107.22	182.87

ITEMS TO BE VOTED ON

ITEM 1: Election of Directors

Item 1 is the election of three directors to the Board. Our Amended and Restated Certificate of Incorporation provides that the number of directors the company may have may not be less than three nor more than ten. Our Board currently is composed of nine members and is divided into three classes with each director serving for a three-year term. At each annual meeting, the term of one class expires. The term of service for those directors serving in Class I expires at this meeting.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy or elect the new director.

Mr. Sullivan and Mr. Christopher are standing for their first election by our stockholders. Both were elected to our Board effective July 1, 2005 at the recommendation of the Nominating and Governance Committee and on the unanimous vote of the Board. One of our non-management directors initially recommended Mr. Sullivan for consideration as a Board member while Mr. Christopher was considered on the initial recommendation of the Chairman of the Board of Directors.

Our Nominating & Governance Committee has recommended, and the Board has approved, the nominees listed below to stand for election. Information concerning each nominee and each continuing director is provided below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE THREE NOMINEES.

NOMINEES FOR DIRECTOR

Terms expiring at this annual meeting (Class I)	John G. Nikkel Age 71 Director since 1983	Mr. Nikkel joined Unit as its President, Chief Operating Officer and a director in 1983. He was elected its Chief Executive Officer in July, 2001 and Chairman of the Board in August, 2003. Mr. Nikkel retired as an employee and as the Chief Executive Officer of the company on April 1, 2005. He currently holds the position of Chairman of the Board. From 1976 until January, 1982 when he co-founded Nike Exploration Company, Mr. Nikkel was an officer and director of Cotton Petroleum Corporation, serving as the President of Cotton from 1979 until his departure. Prior to joining Cotton, Mr. Nikkel was employed by Amoco Production Company for 18 years, last serving as Division Geologist for Amoco’s Denver Division. Mr. Nikkel presently serves as President and a director of Nike Exploration Company, a family owned oil and gas investment company. From August 16, 2000 until August 23, 2002 Mr. Nikkel, in connection with Unit’s investment in the company, also served as a director of Shenandoah Resources Ltd., a Canadian company. Shenandoah Resources Ltd. filed for creditors’ protection under The Companies’ Creditor Arrangement Act in April 2002 with the Court of Queen’s Bench of Alberta, Judicial District of Calgary. Mr. Nikkel received a Bachelor of Science degree in Geology and Mathematics from Texas Christian University.

	Robert J. Sullivan, Jr. Age 60 Director since 2005	Mr. Robert J. Sullivan Jr. is a Principal with Sullivan and Company LLC, a family-owned independent oil and gas exploration and production company founded in 1958. He is also the Founder (1989) and served as Chairman and Chief Executive Officer of Lumen Energy Corporation prior to its sale in 2004. Mr. Sullivan was appointed to Oklahoma Governor Frank Keating’s Cabinet as Secretary of Energy in March, 2002. He received a BBA from the University of Notre Dame, and a MBA from the University of Michigan. Mr. Sullivan is a Board Member of the Oklahoma Independent Petroleum Association, Oklahoma Energy Resources Board, St. John Medical Center, St. Joseph Residence, University of Notre Dame Alumni Association, and former Board Member of Catholic Charities and Gatesway Foundation. He also is Trustee for the Monte Cassino Endowment Trust, a Member of the University of Notre Dame, Graduate School Advisory Council and Past Chairman of the following School Boards: Cascia Hall Preparatory School; Monte Cassino School and School of St. Mary.

Gary R. Christopher Age 56 Director since 2005	Mr. Gary R. Christopher has been engaged in personal investments and consulting. Between August, 1999 and January, 2004, he served as President and Chief Executive Officer of PetroCorp Incorporated (a public oil and gas exploration company), and from March 1996 to August 1999 he served as the Acquisition
Coordinator of Kaiser-Francis Oil Company. His other past professional experience includes serving as
Vice President of Acquisitions for Indian Wells Oil Company, Senior Vice President and Manager of the
Energy Lending Division of First National Bank of Tulsa and from 1991 to 1996 Senior Vice President and
Manager of Energy Lending for Bank of Oklahoma. Previous to that, Mr. Christopher worked for Amerada
Hess Corporation as a Reservoir Engineer and for Texaco, Inc. as a Production Engineer. Mr. Christopher
is a member of the Society of Petroleum Engineers, Society of Petroleum Evaluation Engineers, and the
Oklahoma Independent Petroleum Association. Mr. Christopher received a B.S. degree in Petroleum
Engineering from the University of Missouri at Rolla. Mr. Christopher is a past Director of the Petroleum
Club of Tulsa, Middle Bay Oil Company, Three Tech Energy, PetroCorp Incorporated and a present
Director of the Summit Bank of Oklahoma.

CONTINUING DIRECTORS

Terms expiring at 2007 annual meeting (Class II)	William B. Morgan Age 61 Director since 1988	Mr. Morgan was elected a director of Unit in 1988. For over five years, Mr. Morgan has been Executive Vice President and General Counsel of St. John Health System, Inc., Tulsa, Oklahoma, and the President of its principal for-profit subsidiary Utica Services, Inc. He was Partner in the law firm of Doerner, Saunders, Daniel & Anderson, Tulsa, Oklahoma, for over twenty years and served as Adjunct Professor of Law at the University of Tulsa College of Law for more than fifteen years, where he taught Securities Regulation. During 1968 and 1969, he served as a Unit States Army Officer in Vietnam and was awarded several medals including the Bronze Star. Mr. Morgan has an undergraduate degree from Muhlenberg College, Allentown, Pennsylvania and a Juris Doctor from the University of Tulsa College of Law. Mr. Morgan is a member of numerous professional and Bar associations and various federal Bars including the United States Supreme Court. He has been listed in Who’s Who in American Law, Who’s Who in American Education and The Best Lawyers in America. Mr. Morgan is a Fellow of the American College of Healthcare Executives.

	John H. Williams Age 87 Director since 1988	Mr. Williams was elected a director of Unit in December, 1988. Mr. Williams is engaged in personal investments and has been for more than five years. He was Chairman of the Board and Chief Executive Officer of The Williams Companies, Inc. before retiring in 1978 and continues to serve as an honorary director. Mr. Williams is a director of Apco Argentina, Inc. and also an honorary director of Willbros Group, Inc. He formerly served as a director of Petrolera Entre Lomas S.A. In addition, Mr. Williams is a member of the Tulsa Performing Arts Center Trust.

	Larry D. Pinkston Age 51 Director since 2004	Mr. Pinkston joined Unit in December, 1981. He had served as Corporate Budget Director and Assistant Controller before being appointed Controller in February, 1985. In December, 1986, he was elected Treasurer of Unit and was elected to the position of Vice President and Chief Financial Officer in May, 1989. In August, 2003, he was elected to the position of President. He was elected a director by the Board in January, 2004. In February, 2004, in addition to his position as President, he was elected to the office of Chief Operating Officer. Effective April 1, 2005, Mr. Pinkston was elected to the additional position of Chief Executive Officer. He holds a Bachelor of Science Degree in Accounting from East Central University of Oklahoma and is a Certified Public Accountant.

CONTINUING DIRECTORS

Terms expiring at 2008 annual meeting (Class III)	King P. Kirchner Age 78 Director since 1963	Mr. Kirchner, a co-founder of Unit, has been a director since 1963. He served as Unit’s President until November, 1983, as its Chief Executive Officer until June 30, 2001, and served as the Chairman of the Board until July 31, 2003. Mr. Kirchner is a Registered Professional Engineer within the State of Oklahoma, having received degrees in Mechanical Engineering from Oklahoma State University and in Petroleum Engineering, with honors, from the University of Oklahoma. Following graduation, he was employed by Lufkin Manufacturing as a development engineer for hydraulic pumping units. Prior to co-founding Unit, he served in the U.S. Army during the Korean War and after that as vice-president engineering and operations for Woolaroc Oil Company.

	Don Cook Age 81 Director since 1963	Mr. Cook has served as a director of Unit since Unit’s inception. He is a Certified Public Accountant and was a partner in the accounting firm of Finley & Cook, Shawnee, Oklahoma, from 1950 until 1987, when he retired. Mr. Cook has been designated by the company’s board of directors as the Audit Committee’s financial expert.

	J. Michael Adcock Age 57 Director since 1997	Mr. Adcock was elected a director of Unit in December, 1997. He is an attorney and currently manages a private business trust that deals in real estate, oil and natural gas properties and other equity investments. He is Chairman of the Board of Arvest Bank, Shawnee, and a director of Community Health Partners, Inc. Between 1997 and September, 1998 he was the Chairman of the Board of Ameribank and President and Chief Executive Officer of American National Bank and Trust Company of Shawnee, Oklahoma, and Chairman of AmeriTrust Corporation, Tulsa, Oklahoma. Prior to holding these positions, he was engaged in the private practice of law and served as General Counsel for Ameribank Corporation.

The following table identifies our executive officers who are not directors as well as certain of the officers of our subsidiaries.

Name and Age as of the 2006 Annual Meeting	Position, Principal Occupation, Business Experience and Directorships

Mark E. Schell Age 49	Senior Vice President, General Counsel and Secretary

David T. Merrill Age 45	Chief Financial Officer and Treasurer

John Cromling Age 58	Executive Vice President of Unit Drilling Company

Bradford J. Guidry Age 50	Senior Vice President of Unit Petroleum Company

Robert H. Parks, Jr. Age 51	Manager of Superior Pipeline Company, L.L.C.

ITEM 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has unanimously selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2006 fiscal year. We are asking you to ratify and approve this action. A representative of PricewaterhouseCoopers LLP, will attend the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

Although the law does not require such ratification, the Audit Committee believes that you should be given the opportunity to express your views on this matter. However, even if you ratify the selection, the Audit Committee may still appoint a new independent registered public accounting firm at any time if it believes that such change would be in the best interest of the company and its stockholders. Failure to ratify this selection is not binding on the Audit Committee. However, if our stockholders do not ratify this selection, the Audit Committee will reconsider the appointment.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL, WHICH VOTE WILL ACT TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

ITEM 3: Approval of Increase in the Authorized Shares of Common Stock

The Board believes that the proposed increase to the authorized number of shares of common stock, par value $.20 per share, is necessary for the continued success and growth of the company. The proposed amendment to our Amended and Restated Certificate of Incorporation will amend Article Four to increase the number of authorized shares of common stock, par value $.20 per share, from 75,000,000 shares to 175,000,000 shares.

The proposed amendment is as follows:

“The aggregate number of shares of all classes of stock which the corporation shall have the authority to issue is [180,000,000], 175,000,000 of which shall be Common Stock of the par value of $.20 per share (hereinafter called “Common Stock”) and [5,000,000] of which shall be Preferred Stock of the par value of $1.00 per share (hereinafter called “Preferred Stock”).”

Note that the numbers contained in the brackets above are subject to change depending on the outcome of the voting on Item No. 4 as set out in this proxy statement. If our stockholders approve Item No. 4 as well and this proposal, the numbers in the brackets above would change to 185,000,000 and 10,000,000, respectively.

As of March 13, 2006, there were

•	46,256,646 authorized shares of common stock issued and outstanding;

•	530,713 shares reserved for issuance under outstanding options; and

•	28,212,641 authorized shares of common stock that were not reserved for any specific use and available for issuance.

If this proposal is approved, taking into account the number of shares reserved for issuance, the Board will have the authority to issue approximately 128,212,641 shares of common stock without further stockholder approval, except as may be required for a particular transaction by applicable law, regulatory agencies or the rules of the NYSE or any other securities exchange on which our securities may then be listed.

The additional authorized shares of common stock may be used for such corporate purposes as may be determined by the Board from time to time to be necessary or desirable. These purposes may include, without limitation: raising capital through the sale of common stock; effecting a stock split or issuing a stock dividend; acquiring other businesses in exchange for shares of common stock; and attracting and retaining employees by the issuance of additional securities under the company’s equity compensation plans. At the present time, the company has no commitments, agreements or undertakings to issue any such additional shares, except in connection with existing equity compensation plans and agreements.

The Board believes that the authorized number of shares of common stock should be increased to provide the Board with the ability to issue additional shares of common stock for the potential corporate purposes described above, without having to incur the delay and expense incident to holding a special meeting of the stockholders to approve an increase in the authorized shares of common stock at that time.

The authorization of the additional shares by this proposal would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, but, to the extent that the additional authorized shares are issued in the future, they may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to existing stockholders and have a negative effect on the market price of the company’s common stock. Under the company’s Amended and Restated Certificate of Incorporation, stockholders do not have preemptive rights with respect to the issuance of shares of common stock, which means that current stockholders do not have a prior right to purchase shares in any new issue of common stock in order to maintain their proportionate ownership of common stock.

Anti-Takeover Considerations

The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the Board. For example, if the Board issues additional shares in the future, such issuance could dilute the stock ownership and voting power of, or increase the cost to, a person seeking to obtain control of the company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or other extraordinary transaction. To the extent that it impedes any such attempts, the proposed amendment may serve to perpetuate the Board and the company’s management. The proposed amendment is not being proposed in response to any known effort or threat to acquire control of the company and is not part of a plan by management to adopt a series of amendments to the Amended and Restated Certificate of Incorporation and the company’s bylaws having an anti-takeover effect.

In addition, other provisions of the company’s Amended and Restated Certificate of Incorporation and bylaws may have an anti-takeover effect, including provisions that require stockholders to give the company advance notice to nominate candidates for election to its Board or to make stockholder proposals at a stockholder meeting, and that permit the Board to issue, without stockholder approval, preferred stock with such terms as the Board may determine. Further, Section 203 of the Delaware General Corporation Law provides certain restrictions on business combinations between the company and any party acquiring a 15 percent or greater interest in its voting stock. These provisions of the company’s Amended and Restated Certificate of Incorporation, our bylaws, our shareholder rights plan and Delaware law could discourage potential acquisition proposals and could delay or prevent a change-in-control of the company, even if the stockholders support such proposals.

Voting Information

A majority of the outstanding shares or our common stock must vote FOR this proposal to approve the proposed Amendment. Abstentions and broker non-votes will have the same effect as votes against the proposal.

The Board reserves the right to abandon the proposed amendment set forth in this proposal at any time before its effectiveness whether before or after stockholder approval under Delaware General Corporation Law §242(c). If this proposal is approved, we intend to promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware. On filing, all stockholders will be bound by the terms of the Certificate of Amendment, whether or not they voted to approve it.

THE BOARD HAS APPROVED AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT.

ITEM 4: Approval of Increase in the Authorized Shares of Preferred Stock

The Board believes that the proposed increase to the authorized number of shares of preferred stock is necessary for the continued success and growth of the company. The proposed amendment to our Amended and Restated Certificate of Incorporation will amend Article Four to increase the number of authorized shares of preferred stock from 5,000,000 shares to 10,000,000 shares.

The proposed amendment is as follows:

“The aggregate number of shares of all classes of stock which the corporation shall have the authority to issue is [85,000,000], [75,000,000] of which shall be Common Stock of the par value of $.20 per share (hereinafter called “Common Stock”) and 10,000,000 of which shall be Preferred Stock of the par value of $1.00 per share (hereinafter called “Preferred Stock”).”

Note that the numbers contained in the brackets above are subject to change depending on the outcome of the voting on Item No. 3 as set out in this proxy statement. If our stockholders approve Item No. 3 as well and this proposal, the numbers in the brackets above would change to 185,000,000 and 175,000,000, respectively.

Under the laws of the state of Delaware and our Amended and Restated Certificate of Incorporation, our Board has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the privileges and rights of each series. The Board is now requesting that the stockholders approve an increase in the number of shares of preferred stock which we can issue from 5,000,000 to 10,000,000. Currently, we do not have any shares of preferred stock outstanding.

The additional authorized shares of preferred stock may be used for such corporate purposes as may be determined by the Board from time to time to be necessary or desirable. These purposes may include, without limitation: raising capital through the sale preferred stock; and acquiring other businesses in exchange for shares of preferred stock At the present time, the company has no commitments, agreements or undertakings to issue any such additional shares.

The Board believes that the authorized number of shares of preferred stock should be increased to provide the Board with the ability to issue additional shares of preferred stock for the potential corporate purposes described above, without having to incur the delay and expense incident to holding a special meeting of the stockholders to approve an increase in the authorized shares of preferred stock at that time.

Anti-Takeover Considerations

The increase in the number of authorized shares of preferred stock could have an anti-takeover effect, although this is not the intent of the Board. For example, if the Board issues shares in the future, such issuance could dilute the stock ownership and voting power of, or increase the cost to, a person seeking to obtain control of the company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or other extraordinary transaction. To the extent that it impedes any such attempts, the proposed amendment may serve to perpetuate the company’s Board or management. The proposed amendment is not being proposed in response to any known effort or threat to acquire control of the company and is not part of a plan by management to adopt a series of amendments to the Amended and Restated Certificate of Incorporation and the company’s bylaws having an anti-takeover effect.

In addition, other provisions of the company’s Amended and Restated Certificate of Incorporation and bylaws may have an anti-takeover effect, including provisions that require stockholders to give the company advance notice to nominate candidates for election to its Board or to make stockholder proposals at a stockholder meeting, and that permit the Board to issue, without stockholder approval, preferred stock with such terms as the Board may determine. Further, Section 203 of the Delaware General Corporation Law provides certain restrictions on business combinations between the company and any party acquiring a 15 percent or greater interest in its voting stock. These provisions of the company’s Amended and Restated Certificate of Incorporation, our bylaws, our shareholder rights plan and Delaware law could discourage potential acquisition proposals and could delay or prevent a change-in-control of the company, even if the stockholders support such proposals.

Voting Information

A majority of the outstanding shares of our common stock must vote FOR this proposal to approve the proposed Amendment. Abstentions and broker non-votes will have the same effect as votes against the proposal.

The Board reserves the right to abandon the proposed amendment set forth in this proposal at any time before its effectiveness whether before or after stockholder approval under Delaware General Corporation Law §242(c). If this proposal is approved, we intend to promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware. On filing, all stockholders will be bound by the terms of the Certificate of Amendment, whether or not they voted to approve it.

THE BOARD HAS APPROVED AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT.

ITEM 5: Proposal to Approve the Unit Corporation Stock and Incentive Compensation Plan

General

The Board believes that the growth of our company depends on the efforts of our employees, and that the Unit Corporation Stock and Incentive Compensation Plan (the “Plan”) will provide an effective means of attracting and retaining qualified employees while enhancing their long-term focus on maximizing stockholder value.

The Plan has been adopted by the Board, subject to approval by our stockholders at the annual meeting. The principal features of the Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Plan, which is attached to this proxy statement as Appendix A.

If approved by our stockholders, the Plan will serve as the successor to the Unit Corporation Amended and Restated Stock Option Plan and the Employee Bonus Plan, both of which were previously approved by our stockholders, and no further grants will be made under those plans from and after the date our stockholders approve this Plan.

Purpose of the Proposal

The Board believes that providing selected employees with a proprietary interest in the growth and performance of our company (and its subsidiaries) is crucial to stimulating individual performance while at the same time enhancing stockholder value. Currently, approximately 1,167,116 shares of common stock remain available for grant under the two previously approved plans mentioned above. The Board believes that adoption of the Plan is necessary to provide us with the continued ability to attract, retain and motivate employees in a manner that is tied to the interests of our stockholders.

Terms of the Plan

Administration of the Plan. The Compensation Committee of the Board administers the Plan and has authority to make awards under the Plan, to set the terms of the awards, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Subject to the limitations specified in the Plan, the Compensation Committee may delegate its authority to appropriate company personnel.

Eligibility. Employees of our company (and its subsidiaries) will be eligible to receive awards (the “Awards”) under the Plan when designated as Plan participants. We are unable at this time to estimate the number of employees that would be eligible to participate in the Plan. Awards under the Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code (the “Code”);

•	non-qualified stock options;

•	performance shares;

•	performance units;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights;

•	cash based awards; and

•	other stock-based awards.

Shares Issuable Through the Plan. A total of 2,500,000 shares of common stock are authorized to be issued under the Plan, representing approximately 5.4% of our outstanding shares of common stock. The closing sale price of a share of common stock, as quoted on the NYSE on March 16, 2006 was $55.50.

Limitations and Adjustments to Shares Issuable Through the Plan. The Plan limits the maximum number of shares that can be issued as “incentive stock options” to 2,000,000 shares. The Plan also contains the following limits to the Awards granted to an insider in any one year as follows:

•	the maximum number of shares that may be awarded in the form of options or stock appreciation rights to an employee in any fiscal year is 100,000 shares.

•	the maximum number of shares that may be awarded in the form of restricted stock to an employee in any fiscal year is 50,000 shares.

•	the maximum number of shares that may be awarded in the form of performance shares or performance units to an employee in any fiscal year is 50,000 shares or equal to the value of 50,000 shares.

•	the maximum number of shares that may be awarded in the form of stock-based awards to an employee in any fiscal year is 50,000 shares.

•	the maximum amount that may be awarded in the form of cash-based awards to an employee in any fiscal year is $1,000,000.

All Awards shall be subject to the minimum vesting periods, determined by the Compensation Committee and included in the Award agreement.

For purposes of determining the maximum number of shares of common stock available for delivery under the Plan, shares of common stock that are not delivered because the Award is forfeited, canceled or settled in cash will not be deemed to have been delivered under the Plan. With respect to stock appreciation rights, the net number of shares of common stock delivered on exercise of the stock appreciation right will be counted against the Plan limits.

Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Awards, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the shares of common stock, and the terms of any Award will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the Plan. The Compensation Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan in whole or in part; provided however, that:

•	without the prior approval of the company’s stockholders, options and stock appreciation rights issued under this Plan will not be repriced, replaced, or regranted through cancellation or by lowering the exercise price of a previously granted option; and

•	to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the company in accordance with applicable law, regulation, or exchange requirement.

Types of Awards. Each type of Award that may be granted under the Plan is described below:

Stock Options. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of common stock. The Compensation Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction in accordance with Section 424(h) of the Code. The term of an option will also be determined by the Compensation Committee; provided that the term of an option may not exceed 10 years.

The option exercise price may be paid in cash; by check; in shares of common stock, subject to certain limitations; through a “cashless” exercise arrangement with a broker approved in advance by us; or in any other manner authorized by the Compensation Committee. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

Except for certain permitted adjustments, unless approved by our stockholders, (a) the exercise price for any outstanding option granted under the Plan may not be decreased after the date of grant and (b) an outstanding option that has been granted under the Plan may not, as of any date that such option has a per share exercise price that is greater than the then current fair market value of our common stock, be surrendered as consideration for the grant of a new option with a lower exercise price, shares of common stock, shares of restricted stock, restricted stock units, another “stock-based” award or a cash payment.

Restricted Stock. Shares of common stock may be granted by the Compensation Committee to an eligible employee and made subject to restrictions on sale, pledge or other transfer by the employee for a certain period (the restricted period). All shares of restricted stock will be subject to such restrictions as the Compensation Committee may provide in an Award agreement with the participant, including provisions obligating the participant to forfeit or resell the shares to us in the event of termination of employment or if specified performance goals or targets are not met. Participant’s rights with respect to such shares shall be subject to the restrictions provided in the Award agreement and the Plan.

Restricted Stock Units. A restricted stock unit represents the right to receive from us, on the respective scheduled vesting or payment date for such restricted stock unit, one share of common stock. An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Compensation Committee may determine, subject to the provisions of the Plan. To the extent an award of restricted stock units is intended to qualify as performance based compensation under Section 162(m), it must be granted subject to the attainment of performance goals and meet the additional requirements imposed by Section 162(m).

Stock Appreciation Rights. A stock appreciation right may be granted by the Compensation Committee in its discretion. The Compensation Committee may grant free standing stock appreciation rights, tandem stock appreciation rights or any combination of these forms of stock appreciation rights. The grant price for each stock appreciation right shall be determined by the Compensation Committee and shall be specified in the Award agreement, but in no event shall the grant price be less than the fair market value of the shares of common stock of the company on the date the stock appreciation right is granted. The grant price of tandem stock appreciation rights shall be equal to the option price of the related option. The term of the stock appreciation right shall be determined by the Compensation Committee and specified in the Award agreement, which relates to the stock appreciation right. No stock appreciation right will be exercised after the tenth anniversary from the date of its grant. However, for employees employed outside the United States and who are third-country nationals, the Compensation Committee may grant stock appreciation rights with a term of more than 10 years. Outstanding stock appreciation rights may be exercised on whatever terms the condition the Compensation Committee imposes. Tandem stock appreciation rights may be exercised for all or part of the shares subject to the related option on the surrender of the right to exercise equivalent portions of the related option. A tandem stock appreciation right may be exercised only with respect to the shares for which the related option is unexercisable. With respect to a tandem stock appreciation right granted in connection with an incentive stock option, (a) the tandem stock appreciation right will expire no later than the expiration of the underlying incentive stock option; (b) the value of the payout with respect to the tandem stock appreciation right will be for no more than 100% of the difference between the option price of the underlying incentive stock option and the fair market value of the shares subject to the underlying incentive stock option at the time the tandem stock appreciation right is exercised; and (c) the tandem stock appreciation right may be exercised only when the fair market value of the shares subject to the incentive stock option exceeds the option price of the incentive stock option.

On the exercise of a stock appreciation right, a participant will be entitled to receive payment in an amount determined by multiplying: (a) the difference between the fair market value of a share of common stock on the date of exercise and the grant price; by (b) the number of shares with respect to which the stock appreciation right is exercised. In the discretion of the Compensation Committee, the payment of the stock appreciation right exercised may be in cash, shares of equivalent value (based on the fair market value on the date of exercise of a stock appreciation right) in some combination thereof or in any other form approved by the Compensation Committee.

Other Stock-Based Awards. The Plan also authorizes the Compensation Committee to grant participants awards of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). The Compensation Committee has discretion to determine the participants to whom other stock-based awards are to be made, the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements.

Performance-Based Compensation Under Section 162(m). Stock options and stock appreciation rights granted in accordance with the terms of the Plan, the exercise of which is based on the attainment of performance goals, will qualify as performance-based compensation under Section 162(m). Grants of any restricted stock, restricted stock units or other stock-based awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based on any or a combination of the following business criteria applied to our company as a whole, a company division or a subsidiary:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net operating profit;

(d)	Operating earnings;

(e)	Operating earnings per share;

(f)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(h)	Earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;

(i)	Gross or operating margins;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Margins;

(l)	Operating efficiency;

(m)	Customer satisfaction;

(n)	Employee satisfaction;

(o)	Working capital targets;

(p)	Revenue growth; and

(q)	Growth of Assets.

Any performance goal (s) may be used to measure the performance of the company as a whole or any business unit of the company or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparative companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate.

The Compensation Committee has authority to use different targets from time to time under the performance goals provided in the Plan. As a result, the regulations under Section 162(m) require that the material terms of the performance goals be re-approved by the stockholders every five years. To qualify as performance-based compensation, grants of restricted stock, restricted stock units and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

Termination of Employment. If a participant ceases to be employed by us or provide services to us for any reason, including death, his outstanding Awards may be exercised or shall expire at such time or times as may be determined by the Compensation Committee and described in the Award agreement.

Change-in- Control. In the event of a change-in-control of our company, as defined in the Plan, all Awards will become fully vested and exercisable, all restrictions or limitations on any Awards will generally lapse and, unless otherwise provided in the Award agreement, all performance criteria and other conditions relating to the payment of Awards will generally be deemed to be achieved or waived.

Transferability of Awards. The Awards awarded under the Plan may not be transferred except

•	by will;

•	by the laws of descent and distribution;

•	or

•	in the case of non-qualified stock options only, if permitted by the Compensation Committee and if so provided in the Award agreement.

Payment of Withholding Taxes. We may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. Any participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have us withhold, from the shares the participant would otherwise receive, shares of common stock, in each case having a value equal to the minimum amount required to be withheld. This election must be made before the date on which the amount of tax to be withheld is determined and is subject to the Compensation Committee’s right of disapproval.

Awards to be Granted

If our stockholders approve the Plan at the annual meeting, grants of awards to selected employees will be made in the future by the Compensation Committee as necessary to attract and retain employees. Accordingly, it is not possible to determine currently the benefits that will be received by such personnel.

Federal Income Tax Consequences of Stock Options

Under existing federal income tax provisions, a participant who is granted a stock option normally will not realize any income, nor will we normally receive any deduction for federal income tax purposes, in the year the option is granted.

When a non-qualified stock option granted under the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock acquired and the aggregate fair market value of the shares of common stock acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. We will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of common stock received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

If, on a change-in-control of our company, the exercisability or vesting of an Award is accelerated, any excess on the date of the change-in-control of the fair market value of the shares or cash issued under accelerated Awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change-in-control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

Vote Required

Approval of the Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposed plan, and the total votes cast on the proposal must represent more than 50% of our outstanding common stock as of the record date of the stockholders’ meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE PLAN

OTHER MATTERS

Certain Transactions Between the Company and Its Officers, Directors, Nominees for Directors and Their Associates

Since 1984, one of our subsidiaries, or its predecessor, has formed employee-limited partnerships for investment by certain of our employees and directors. The limited partnerships participate with Unit Petroleum Company, a subsidiary of ours, in its exploration and production operations.

Certain of our officers and directors have invested in these employee programs. The following table shows their investments in the 2005 and 2006 employee programs.

AGGREGATE OF DIRECT OR INDIRECT INVESTMENT

Officer/Director	2005 Employee Program($)	2006 Employee Program($)
John G. Nikkel	150,000	200,000
King P. Kirchner	40,000	40,000
Don Cook	2,000	2,000
J. Michael Adcock	51,000	71,000
Larry D. Pinkston	4,000	20,000
John H. Williams	10,000	25,000
Gary R. Christopher	0	100,000

With respect to their review and approval of any material transactions between us and any related party, including, if applicable, those discussed above, our Board considers the terms that are or would be available to us in similar transactions with non-affiliated parties dealing at arm’s-length.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us, we believe that during 2005 all Section 16(a) filing requirements applicable to our Reporting Persons were complied with except the following:

•	Mr. Kirchner filed two late reports on Form 4 which covered 32 transactions with a net decrease of 22,500 shares,

•	Mr. Cook filed one late report on Form 4 which covered one transaction with a net increase of 2,500 shares, and

•	Mr. Belitz, Merrill, Pinkston and Schell each filed one late report on Form 4 which covered one transaction each, with a net increase of 475 shares, 1,001 shares, 1,715 shares and 1,086 shares, respectively.

Matters Which May Come Before the Meeting

The Board does not intend to bring any other matters before the meeting, nor do we know of any matters that other persons intend to bring before the meeting. However, should other matters not mentioned in this proxy statement properly come before the meeting, the persons named in the accompanying proxy card will vote on them in accordance with their best judgment.

2006 Stockholder Proposals or Nominations

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the company’s proxy statement for next year’s annual meeting, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 30, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the company’s proxy statement is instead a reasonable time before the company begins to print and mail its proxy materials. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

Fax: (918) 493-7711

For a stockholder proposal that is not intended to be included in the company’s proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of the company common stock to approve that proposal, provide the information required by the bylaws of the company and give timely notice to the Corporate Secretary of the company in accordance with the bylaws of the company, which, in general, require that the notice be received by the Corporate Secretary of the company:

•	Not earlier than the close of business on January 3, 2007, and

•	Not later than the close of business on February 2, 2007.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of the company’s annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in the company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting; and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating & Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary of the company at the address of our principal executive offices set forth above. In addition, the bylaws of the company permit a stockholder to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of the company common stock to elect such nominee and provide the information required by the bylaws of the company, including a statement by the stockholder identifying (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form a proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. In addition, the stockholder must give timely notice to the Corporate Secretary of the company in accordance with the bylaws of the company, which, in general, require that the notice be received by the Corporate Secretary of the company within the time period described above under “Stockholder Proposals.”

Communication With Us

From time to time, we receive calls from stockholders asking how they can communicate with us. The following communication options are available.

•	If you would like to receive information about the company:

Our home page on the Internet, located at http://www.unitcorp.com, gives you access to certain information regarding the company. This site contains our press releases, financial information and stock quotes, as well as our SEC filings. An online version of this proxy statement is also located on the site.

•	If you would like to contact us, please call our Investor Relation Department at (918) 493-7700, or send your correspondence to the following address:

Linda Swanson

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

Form 10-K Annual Report to the SEC

COPIES OF OUR ANNUAL REPORT (FORM 10-K) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SEC, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO: MARK E. SCHELL, SECRETARY, UNIT CORPORATION, 7130 S. LEWIS, SUITE 1000, TULSA, OKLAHOMA 74136.

Unit Corporation

Stock and Incentive Compensation Plan

Effective as of May 3, 2006

i

ii

Unit Corporation

Stock and Incentive Compensation Plan

Effective: May 3, 2006

Article 1.

Establishment, Purpose, and Duration

1.1 Establishment of this Plan. Unit Corporation, a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Stock and Incentive Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.

This Plan shall become effective, if approved by the Board and shareholders, on May 3 2006 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 of this document.

1.2 Purpose of this Plan. The purpose of this Plan is to promote the success and enhance the value of the Company and Affiliates by linking the personal interests of the Participants to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance.

This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants on whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3 Duration of this Plan. This Plan shall commence as of the Effective Date and shall remain in effect, subject to the right of the Committee or the Board to amend or terminate this Plan at any time under Article 15, until all Shares subject to this Plan have been purchased or acquired according to this Plan’s provisions.

1.4 Successor Plan. This Plan shall serve as the successor to the Unit Corporation Amended and Restated Stock Option Plan and the Employee Bonus Plan (the “Predecessor Plans”), and no further grants shall be made under the Predecessor Plans from and after the Effective Date of this Plan.

Article 2.

Definitions

Whenever used in this Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

“Affiliate” shall have the meaning given to that term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company, or other entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined Voting Power of such corporation or of the capital interest or profits interest of such partnership or other entity.

“Award” means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards, in each case subject to the terms of this Plan.

“Award Agreement” means either (i) a written agreement entered into by the Company or an Affiliate and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement issued by the Company or an Affiliate to a Participant describing the terms and provisions of such Award.

“Beneficial Owner” or “Beneficial Ownership” shall have the meaning given to that term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” or “Board Of Directors” means the Board of Directors of the Company.

“Cash-Based Award” means an Award granted under Article 10, the value of which is denominated in cash as determined by the Committee and which is not any other form of Award described in this Plan.

“Cause” means (i) the willful failure by the Participant to perform substantially the Participant’s duties as an Employee (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Affiliate in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant’s having been convicted of, or having entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Affiliate not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Affiliate or not to compete or interfere with the Company or any Affiliate.

“Change of Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a) On the close of business on the tenth day following the time the Company learns of the acquisition by any individual entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (D) any acquisition by any corporation pursuant to a transaction with complies with clauses (i), (ii) and (iii) of subsection (iii) of this definition; and (E) if the Board of Directors of the Company determines in good faith that a Person became the beneficial owner of 15% or more of the Outstanding Company Common Stock inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Outstanding Company Common Stock that would cause a Change of Control or (B) such Person was aware of the extent of its beneficial ownership of Outstanding Company Common Stock but had no actual knowledge of the consequences of such beneficial ownership under this Plan) and without any intention of changing or influencing control of the Company, then the beneficial ownership of Outstanding Company Common Stock by that Person shall not be deemed to be or to have become a Change of Control for any purposes of this Plan unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board of Directors of the Company), of beneficial ownership of a sufficient number of Outstanding Company Common Stock so that such Person’s beneficial ownership of Outstanding Company Common Stock would no longer otherwise qualify as a Change of Control.

(b) individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a Director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(c) approval by the stockholders of the company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction Pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding

Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 70% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Company Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of Directors and (iii) individuals who were members of the Incumbent Board will constitute a majority of the members of the Board of Directors of the corporation resulting from such Corporate Transaction; or

(d) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Committee” means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer this Plan.

“Company” means Unit Corporation, a Delaware corporation, and any successor thereto as provided in Article 18.

“Constructively Terminated” means, unless otherwise specified by the Committee in the Award Agreement, a voluntary termination of employment by an Employee within ten (10) business days after any of the following actions by the Company, Affiliate, or person acting on behalf of either:

(i)	Requiring the Employee to be based as his/her regular or customary place of employment or Agency at any office or location more than fifty (50) miles from the location at which the Employee performed his/her duties immediately before the Change of Control, or in a state other than the one in which the Employee performed his/her duties immediately before the Change of Control, in each case except for travel reasonably required in the performance of the individual’s responsibilities;

(ii)	In the case of an Employee, reducing the Employee’s base salary below the rate in effect at the time of a Change of Control; or

(iii)	In the case of an Employee, failing to pay the Employee’s base salary, other wages, or employment-related benefits as required by law.

“Employee” means any employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan. For greater clarity, and without limiting the generality of the foregoing, individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are Employees and may be granted Awards on the terms and conditions set forth in this Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purposes of this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of this Plan, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

“Fiscal Year” means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

“Freestanding SAR” means an SAR that is not a Tandem SAR, as described in Article 7.

“Grant Price” means the price against which the amount payable is determined on exercise of an SAR.

“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

“Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16 of the Exchange Act, as determined by the Board.

“Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares, granted under Article 6, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

“Option” means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of an Incentive Stock Option or a Nonqualified Stock Option subject to the terms of this Plan.

“Option Price” means the price at which a Share may be purchased by a Participant under an Option, as determined by the Committee.

“Participant” means an Employee who has been selected to receive an Award, or who has an outstanding Award granted under this Plan.

“Performance-Based Compensation” means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals under circumstances that satisfy the requirements of Section 162(m) of the Code.

“Performance Goal” means a performance criterion selected by the Committee for a given Award for purposes of Article 11 based on one or more of the Performance Measures.

“Performance Measures” means measures as described in Article 11, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, payability, or value of an Award to an Insider that are designated to qualify as Performance-Based Compensation.

“Performance Period” means the period of time during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award.

“Performance Share” means an Award granted under Article 9 and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

“Performance Unit” means an Award granted under Article 9 and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

“Period Of Restriction” means the period when an Award of Restricted Stock or Restricted Stock Unit is subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or on the occurrence of other events as determined by the Committee, in its discretion.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof; provided, however, that “Person” shall not include (i) the Company or any Affiliate or (ii) any employee benefit plan (including an employee stock ownership plan) sponsored by the Company or any Affiliate.

“Restricted Stock” means an Award of Shares subject to a Period of Restriction, granted under Article 8 and subject to the terms of this Plan.

“Restricted Stock Unit” means an Award denominated in units subject to a Period of Restriction, granted under Article 8 herein and subject to the terms of this Plan.

“Shares” means the shares of common stock of the Company, $0.20 par value per Share.

“Stock Appreciation Right” or “SAR” means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, under the terms of Article 7 and subject to the terms of this Plan.

“Stock-Based Award” means an equity-based or equity-related Award granted under Article 10 and subject to the terms of this Plan, and not otherwise described by the terms of this Plan.

“Tandem SAR” means an SAR that the Committee specifies is granted in connection with a related Option under Article 7 and subject to the terms of this Plan, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled). Regardless of whether an Option is granted coincident with an SAR, an SAR is not a Tandem SAR unless so specified by the Committee at time of grant.

“Voting Power” shall mean that number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.

“Voting Securities” shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

Article 3.

Administration

3.1 General. The Committee shall be responsible for administering this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely on the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding on the Participants, the Company, and all other interested parties.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement ancillary to or in connection with this Plan, to determine eligibility for Awards, and to adopt such rules, regulations, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 15, adopting modifications and amendments, or subplans to this Plan (as described in Section 18.5) or any Award Agreement, including, without limitation, any that are necessary or appropriate to comply with the laws or compensation practices of the countries and other jurisdictions in which the Company and Affiliates operate.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or its Affiliates, any of its duties or powers as it may deem advisable; provided, however, that the Committee may not delegate any of its non-administrative powers with respect to Awards intended to be Performance-Based Compensation; and provided further, that the member(s) or officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted under the authority delegated under this Section 3.3. Subject to the terms of the previous sentence, the Committee may delegate to any individual(s) such administrative duties or powers as it may deem advisable

Article 4.

Shares Subject to this Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance to Participants under this Plan shall be Two Million Five Hundred Thousand (2,500,000) (such total number of Shares, including such adjustment and remaining Shares, the “Total Share Authorization”). The maximum aggregate number of Shares that may be granted in the form of Nonqualified Stock Options shall be equal to the Total Authorization. The maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options shall be Two Million (2,000,000).

For greater clarity, any Awards that are not settled in Shares shall not reduce any of these reserves. Any Shares related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, (ii) are settled in cash either in lieu of Shares or otherwise, or (iii) are exchanged with the Committee’s permission for

Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for issuance under this Plan. The maximum number of Shares available for issuance under this Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

Unless and until the Committee determines that an Award to an Insider shall not be designed to qualify as Performance-Based Compensation, the following limits (“Award Limits”) shall apply to grants of Awards to Insiders under this Plan:

(a) OPTIONS AND SARS: The maximum aggregate number of Shares that may be granted in the form of Options or Stock Appreciation Rights, under any Award granted in any one Fiscal Year to any one Participant, shall be 100,000.

(b) RESTRICTED STOCK/RESTRICTED STOCK UNITS: The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be 50,000.

(c) PERFORMANCE SHARES/PERFORMANCE UNITS: The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be 50,000 Shares, or equal to the value of 50,000 Shares determined as of the date of vesting or payout, as applicable.

(d) CASH-BASED AWARDS: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed $1,000,000 determined as of the date of vesting or payout, as applicable.

(e) STOCK AWARDS: The maximum aggregate grant with respect to Awards of Stock-Based Awards in any one Fiscal Year to any one Participant shall be 50,000.

4.2 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, may substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and any other value determinations applicable to outstanding Awards or to this Plan provided that any such substitution or adjustment is made in accordance with Section 424(h) of the Code.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 14 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available under this Plan, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any such corporate event or transaction on such terms and conditions as it may deem appropriate. Additionally, the Committee may amend this Plan, or adopt supplements to this Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion as provided in the previous sentence.

Article 5.

Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine in its discretion, the nature, terms, and amount of each Award.

Article 6.

Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and on such terms, and at any time and from time to time as shall be determined by the Committee in its discretion. Despite the foregoing, no ISOs may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, and (b) the Effective Date.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions on which an Option shall become vested and exercisable, and any such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement but in no event shall the Option Price be less than the FMV of the Shares on the date of grant.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Despite the forgoing, for Options granted to Participants employed outside the United States and who are third country nationals, the Committee has the authority to grant Options that have a term greater that ten (10) years.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price on exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion subject to such rules and regulations as the Committee may establish.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Committee shall cause to be delivered to the Participant Share certificates or evidence of book entry Shares in an appropriate amount based on the number of Shares purchased under the Option(s). Unless otherwise determined or accepted by the Committee, all payments in cash shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired under the exercise of an Option granted under this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired under exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market on which such Shares are listed and/or traded.

6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued under this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Nontransferability of Options.

(a) INCENTIVE STOCK OPTIONS. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant’s Award Agreement at the time of grant, or thereafter by the Committee, NQSO granted under this Article 6 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, all NQSOs granted to a Participant under this Article 6 shall be exercisable during the Participant’s lifetime only by such Participant.

6.10 Notification of Disqualifying Disposition. The Participant will notify the Company on the disposition of Shares issued under the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

Article 7.

Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time and on such terms as shall be determined by the Committee in its discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement but in no event shall the Grant Price be less than FMV of the Shares on the date of grant The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Despite the forgoing, for SARs granted to Participants employed outside the United States and who are third country nationals, the Committee has the authority to grant Options that have a term greater that ten (10) years.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised on whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option on the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Despite any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6 Payment of SAR Amount. On the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the FMV of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment on SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR, as defined in the Award Agreement or otherwise defined by the Committee thereafter), in some combination thereof, or in any other form approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.

7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued under this Plan, and may reflect distinctions based on the reasons for termination.

7.8 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, an SAR granted under this Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, all SARs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

7.9 Other Restrictions. Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received on exercise of an SAR granted under this Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received on exercise of an SAR for a specified period of time.

Article 8.

Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and on such terms as the Committee shall determine.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and any such other provisions as the Committee shall determine.

8.3 Nontransferability of Restricted Stock and Restricted Stock Units. Except as otherwise provided in this Plan or the Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or on earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement at the time of grant or thereafter by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under this Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Award Agreement at the time of grant or thereafter by the Committee.

8.4 Other Restrictions. The Committee shall impose, in the Award Agreement at the time of grant or anytime thereafter, such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted under this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based on the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market on which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company on vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee and subject to Section 18.6, the Company may retain the certificates representing Shares of Restricted Stock, or Shares and delivered in consideration of Restricted Stock Units, in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5 Certificate Legend. In addition to any legends placed on certificates under Section 8.4, each certificate representing Shares of Restricted Stock granted under this Plan may bear a legend such as the following:

The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Unit Corporation Stock and Incentive Compensation Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Unit Corporation.

8.6 Voting Rights. To the extent provided by the Committee in the Award Agreement, Participants holding Shares of Restricted Stock may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units may, if the Committee so determines and provides in the Participant’s Award Agreement, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

8.8 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with the Company or Affiliates. These provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued under this Plan, and may reflect distinctions based on the reasons for termination.

8.9 Payment In Consideration of Restricted Stock Units. When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares of equivalent value (based on the FMV, as defined in the Award Agreement at the time of grant or thereafter by the Committee), in some combination thereof, or in any other form determined by the Committee at its sole discretion. The Committee’s determination regarding the form of payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the Restricted Stock Unit.

Article 9.

Performance Shares and Performance Units

9.1 Grant of Performance Shares and Performance Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and on such terms as the Committee shall determine.

9.2 Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant which shall in no event be less than the FMV of a Share. The Committee shall set performance criteria for a Performance Period in its discretion which, depending on the extent to which they are met, will determine, in the manner determined by the Committee and documented in the Award Agreement the value and/or number of each Performance Share or Performance Unit that will be paid to the Participant.

9.3 Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units determined as a function of the extent to which the corresponding performance criteria have been achieved. Despite the foregoing, the Company has the ability to require the Participant to hold the Shares received under such Award for a specified period of time.

9.4 Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or reserved for later determination.

9.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares/Performance Units following termination of the Participant’s employment or Agency with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares/Performance Units issued under this Plan, and may reflect distinctions based on the reasons for termination.

9.6 Nontransferability of Performance Shares and Performance Units. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10.

Cash-Based Awards and Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time and time, may grant Cash-Based Awards to Participants in such amounts and on such terms as the Committee may determine.

10.2 Value of Cash-Based Awards. Each Cash-Based Award shall have a value as may be determined by the Committee. For each Cash-Based Award, the Committee may establish performance criteria in its discretion. If the Committee exercises its discretion to establish such performance criteria, the number and/or value of Cash-Based Awards that will be paid out to the Participant will be determined, in the manner determined by the Committee, the extent to which the performance criteria are met.

10.3 Payment in Consideration of Cash-Based Awards. Subject to the terms of this Plan, the holder of a Cash-Based Award shall be entitled to receive payout on the value of Cash-Based Award determined as a function of the extent to which the corresponding performance criteria, if any, have been achieved.

10.4 Form and Timing of Payment of Cash-Based Awards. Payment of earned Cash-Based Awards shall be as determined by the Committee and evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Cash-Based Awards (the applicable date regarding which aggregate FMV shall be determined by the Committee). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.5 Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant’s employment with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued under this Plan, and may reflect distinctions based on the reasons for termination.

10.7 Nontransferability of Cash-Based Awards and Stock-Based Awards. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 11.

Performance Measures

Despite any other terms of this Plan, the vesting, payment, or value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Performance-Based Compensation to an Insider shall be determined by the attainment of one or more Performance Goals as determined by the Committee in conformity with Section 162(m) of the Code. The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards within ninety (90) days after the commencement of the period to which the Performance Goal(s) relate(s) or such earlier time as required to comply with Section 162(m) of the Code. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee may retain the discretion to reduce the value below such maximum.

Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the Performance Goal(s) on which the payment or vesting of an Award to an Insider that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share;

(c) Net operating profit;

(d) Operating earnings;

(e) Operating earnings per share;

(f) Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(g) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(h) Earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;

(i) Gross or operating margins;

(j) Share price (including, but not limited to, growth measures and total shareholder return);

(k) Margins;

(l) Operating efficiency;

(m) Customer satisfaction;

(n) Employee satisfaction;

(o) Working capital targets;

(p) Revenue growth; and

(q) Growth of Assets

Any Performance Measure (s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. In the Award Agreement, the Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goal(s).

The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Insiders, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility for federal income tax purposes.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Insiders that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 12.

Beneficiary Designation

A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under this Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under this Plan at the Participant’s death the beneficiary shall be the Participant’s estate.

Despite the above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both, in favor of another method of determining beneficiaries.

Article 13.

Rights of Employees

13.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or other service relationship at any time, nor confer on any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or an Affiliate.

Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company or an Affiliate and, accordingly, subject to the terms of this Plan, this Plan may be terminated or modified at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or an Affiliate for severance payments or otherwise except as provided in this Plan.

For purposes of this Plan, unless otherwise provided by the Committee, transfer of employment of a Participant between the Company and an Affiliate or among Affiliates, shall not be deemed a termination of employment. The Committee may stipulate in a Participant’s Award Agreement or otherwise the conditions under which a transfer of employment or Agency to an entity that is spun-off from the Company or an Affiliate, if any, shall not be deemed a termination of employment for purposes of an Award.

13.2 Participation. No Employee shall have the right to be selected to receive an Award. No Employee, having been selected to receive an Award, shall have the right to be selected to receive a future Award or (if selected to receive such a future Award) the right to receive such a future Award on terms and conditions identical or in proportion in any way to any prior Award.

13.3 Rights as a Shareholder. Except to the extent otherwise provided in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 14.

Change of Control

14.1 Accelerated Vesting and Payment. Subject to the provisions of Section 14.2 or as otherwise provided in the Award Agreement, in the event of a Change of Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national security exchange:

(a) Any and all Options and SARs granted under this Plan shall become immediately exercisable; additionally, if a Participant’s employment is involuntarily terminated for any reason except Cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of (i) twelve (12) months following such termination date , or (ii) the term of the Option or SAR, to exercise such Options or SARs;

(b) Any Period of Restriction and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;

(c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares (including but not limited to Awards intended to be Performance-Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control:

(i)	The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control; and

(ii)	Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change of Control; and

(d) On a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately vest and pay out all Cash-Based Awards and Other Stock-Based Awards as determined by the Committee.

14.2 Alternative Awards. Despite Section 14.1, no cancellation, acceleration of vesting, lapsing of restrictions, payment of Award, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith before the occurrence of a Change of Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Article 17; provided that any such Alternative Award must:

(a) Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change of Control;

(b) Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(c) Have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and

(d) Have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or Constructively Terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

Article 15.

Amendment, Modification, Suspension, and Termination

15.1 Amendment, Modification, Suspension, and Termination. The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan in whole or in part; provided however, that:

(a) Without the prior approval of the Company’s shareholders, Options and SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation or by lowering the exercise price of a previously granted Option.

(b) To the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation, or exchange requirement.

15.2 Adjustment of Awards on the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. To the extent such adjustment affects Awards to Insiders intended to be Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility for federal income tax purposes.

15.3 Awards Previously Granted. Despite any other provision of this Plan to the contrary, no termination, amendment, suspension, or modification of this Plan shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

Article 16.

Withholding

The Company or any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making such other arrangements, in either case on such conditions as the Committee specifies.

Article 17.

Successors

Any obligations of the Company or an Affiliate under this Plan with respect to Awards granted under this Plan, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

Article 18.

General Provisions

18.1 Forfeiture Events. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment on the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, failure to accept the terms of the Award Agreement, termination of employment under certain or all circumstances, violation of material Company and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and Affiliates.

18.2 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

18.3 Delivery Of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan before:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

18.4 Investment Representations. The Committee may require each Participant receiving Shares under an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

18.5 Employees Based Outside of The United States. Without limiting in any way the generality of the Committee’s powers under this Plan, including but not limited to the power to specify any terms and conditions of an Award consistent with law, in order to comply with the laws in other countries in which the Company or an Affiliate operates or has Employees, the Committee, in its sole discretion, shall have the power and authority, notwithstanding any provision of this Plan to the contrary, to:

(a) Determine which Affiliates shall be covered by this Plan;

(b) Determine which Employees outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 18.5 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Despite the above, the Committee may not take any actions under this Plan and no Awards shall be granted that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

18.6 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis to the extent not prohibited by applicable law or the rules of any stock exchange.

18.7 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken under its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative, or any other person. Awards shall be general, unsecured obligations of the Company, except that if an Affiliate signs an Award Agreement instead of the Company the Award shall be a general, unsecured obligation of the Affiliate and not any obligation of the Company. To the extent that any individual acquires a right to receive payments from the Company or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable. All payments to be made under this Plan shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan. This Plan is not intended to be subject to ERISA.

18.8 No Fractional Shares. No fractional Shares shall be issued or delivered under this Plan or any Award Agreement. In such an instance, unless the Committee determines otherwise, fractional Shares and any rights thereto shall be forfeited or otherwise eliminated.

18.9 Other Compensation and Benefit Plans. Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies, or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program, or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such other plan, policy, program, or arrangement.

18.10 No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) to limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

Article 19.

Legal Construction

19.1 Gender And Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.2 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company or an Affiliate shall receive the consideration required by law for the issuance of Awards under this Plan.

The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s or the Affiliate’s counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Company or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.4 Governing Law. This Plan and each Award Agreement shall be governed by the laws of the State of Oklahoma, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

UNIT CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 3, 2006

THIS PROXY IS SOLICITED ON BEHALF OF UNIT CORPORATION’S

BOARD OF DIRECTORS

The undersigned hereby appoints Larry D. Pinkston and Mark E. Schell proxies for the undersigned, each of them with full power of substitution, to vote all shares of Unit Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Unit Corporation, Tulsa, Oklahoma, on Wednesday, May 3, 2006 at 11:00 AM, or at any adjournment thereof, on the matters set forth on the reverse side and described in the accompanying Proxy Statement and on such other business as may properly come before the meeting or any adjournment thereof.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendation, please sign the reverse side; no boxes need to be checked.

(Continued, and to be marked, dated and signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side.)

Ù FOLD AND DETACH HERE Ù

You can now access your UNIT CORPORATION account online.

Access your Unit Corporation stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Unit Corporation, now makes it easy and convenient to get current information on your stockholder account.

• View account status	• Make address changes
• View certificate history	• Establish/change your PIN
• View book-entry information

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9AM-7PM

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items 1 through 5

Item 1–ELECTION OF DIRECTORS Nominees: 01 John G. Nikkel 02 Gary R. Christopher 03 Robert J. Sullivan, Jr.	FOR the nominees listed below (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for the nominee(s) listed below ☐	Item 3 – Approve an amendment to the company’s Amended and Restated Certificate of Incorporation to increase the shares of the company’s authorized common stock	FOR ☐	AGAINST ☐	ABSTAIN ☐

Withheld for: (Write that nominee’s name in the space provided below.) __________________________________________			Item 4 – Approve an amendment to the company’s Amended and Restated Certificate of Incorporation to increase the shares of the company’s authorized preferred stock	FOR ☐	AGAINST ☐	ABSTAIN ☐

Item 2 – RATIFICATION OF AUDITORS	FOR ☐	AGAINST ABSTAIN ☐ ☐	Item 5 – Approve the Unit Corporation Stock and Incentive Compensation Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK THIS BOX IF YOU
PLAN TO ATTEND THE MEETING
Receipt is hereby acknowledged of the Unit Corporation
Notice of Meeting and Proxy Statement.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	_______________________________________________	Signature	_________________________________________	Date	__________________________________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day before the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/unt

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-prepaid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.